                                                                   EXHIBIT 10.23



--------------------------------------------------------------------------------


                                  $600,000,000


                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT


                                      AMONG


                        IXC COMMUNICATIONS SERVICES, INC.

                                       AND

                                NATIONSBANK, N.A.
                             AS ADMINISTRATIVE AGENT


                           CREDIT SUISSE FIRST BOSTON
                            TD SECURITIES (USA), INC.
                         EXPORT DEVELOPMENT CORPORATION
                            AS CO-SYNDICATION AGENTS

                                       AND

                                     LENDERS


                            DATED AS OF JUNE 29, 1999

                                      WITH

                         BANC OF AMERICA SECURITIES LLC
                   AS SOLE LEAD ARRANGER AND SOLE BOOK RUNNER


--------------------------------------------------------------------------------

                        IXC COMMUNICATIONS SERVICES, INC.

                                TABLE OF CONTENTS

                             ARTICLE I. DEFINITIONS
1.01.   Definitions............................................................1
1.02.   Accounting and Other Terms............................................27

                          ARTICLE II. THE LOAN FACILITY

2.01.   Loans.................................................................28
2.02.   Making Advances.......................................................29
2.03.   Evidence of Debt for Borrowed Money...................................30
2.04.   Optional Prepayments..................................................31
2.05.   Mandatory Prepayments.................................................31
2.06.   Repayment.............................................................32
2.07.   Interest..............................................................32
2.08.   Default Interest......................................................33
2.09.   Continuation and Conversion Elections.................................33
2.10.   Fees..................................................................34
2.11.   Reduction of Commitments..............................................35
2.12.   Funding Losses........................................................37
2.13.   Computations and Manner of Payments...................................37
2.14.   Yield Protection; Changed Circumstances...............................39
2.15.   Use of Proceeds.......................................................41
2.16.   Collateral and Collateral Call........................................42
2.17.   Conditions Precedent to the Making of the Special Purpose Loan........43

                         ARTICLE III. LETTERS OF CREDIT

3.01.   Issuance of Letters of Credit.........................................46
3.02.   Letters of Credit Fee.................................................46
3.03.   Reimbursement Obligations.............................................47
3.04.   Lenders' Obligations..................................................48
3.05.   Administrative Agent's Obligations....................................48

                        ARTICLE IV. CONDITIONS PRECEDENT

4.01.   Conditions Precedent to the Initial Rollover Advance, the
        Issuance of the Initial Letter of Credit and the Effectiveness of
        this Agreement........................................................49
4.02.   Conditions Precedent to All Advances and Letters of Credit............51

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

5.01.   Representations and Warranties........................................52
5.02.   Survival of Representations and Warranties............................60

                          ARTICLE VI. GENERAL COVENANTS

6.01.   Preservation of Existence and Similar Matters.........................60
6.02.   Business; Compliance with Applicable Law. ............................61
6.03.   Maintenance of Properties.............................................61
6.04.   Accounting Methods and Financial Records..............................61
6.05.   Insurance.............................................................61
6.06.   Payment of Taxes and Claims...........................................61
6.07.   Visits and Inspections................................................61
6.08.   Payment of Debt for Borrowed Money....................................62
6.09.   Use of Proceeds.......................................................62
6.10.   Indemnity.............................................................62
6.11.   Environmental Law Compliance..........................................63
6.12.   Acquisitions, Generally...............................................64
6.13.   Subsidiary Designation................................................64
6.14.   Subsidiary Creation or Acquisition....................................64
6.15.   Year 2000 Compliance..................................................64
6.16.   Post Closing UCC Searches.............................................64
6.17.   Post Closing Acquisition of Assets, Properties and
        Contractual Arrangements..............................................65
6.18.   Post Closing Grant of Liens...........................................65

                       ARTICLE VII. INFORMATION COVENANTS

7.01.   Quarterly Financial Statements and Information........................65
7.02.   Annual Financial Statements and Information...........................66
7.03.   Compliance Certificates...............................................66
7.04.   Copies of Other Reports and Notices...................................66
7.05.   Notice of Litigation, Default and Other Matters.......................67
7.06.   ERISA Reporting Requirements..........................................68

                        ARTICLE VIII. NEGATIVE COVENANTS

8.01.   Financial Covenants...................................................69
8.02.   Debt for Borrowed Money...............................................71
8.03.   Liens.................................................................72
8.04.   Investments...........................................................72
8.05.   Liquidation, Disposition or Acquisition of Assets, Merger,
        New Subsidiaries......................................................75
8.06.   Guaranties; Contingent Liabilities....................................76
8.07.   Restricted Payments...................................................76
8.08.   Affiliate Transactions................................................78
8.09.   Compliance with ERISA.................................................79
8.10.   Capital Stock.........................................................79
8.11.   Sale and Leaseback....................................................79
8.12.   Sale or Discount of Receivables.......................................79
8.13.   Limitation on Restrictive Agreements..................................79
8.14.   Amendment of Material Agreements.  ...................................80

8.15.   Name Changes, Changes Affecting Pledged Stock.  ......................80
8.16.   Unrestricted Subsidiaries and Mutual Signal.  ........................80
8.17.   Limitation on IRU Agreements..........................................81
8.18.   Limitation on Unrestricted Subsidiaries.  ............................81

                          ARTICLE IX. EVENTS OF DEFAULT

9.01.   Events of Default.....................................................81
9.02.   Remedies upon Default.................................................85
9.03.   Cumulative Rights.....................................................86
9.04.   Waivers...............................................................86
9.05.   Performance by Administrative Agent or any Lender.....................86
9.06.   Expenditures..........................................................87
9.07.   Control...............................................................87

                       ARTICLE X. THE ADMINISTRATIVE AGENT

10.01.  Authorization and Action..............................................87
10.02.  Administrative Agent's Reliance, Etc..................................87
10.03.  NationsBank, N.A. and Affiliates......................................88
10.04.  Lender Credit Decision................................................88
10.05.  Indemnification by Lenders............................................88
10.06.  Successor Administrative Agent........................................89

                            ARTICLE XI. MISCELLANEOUS

11.01.  Amendments and Waivers................................................89
11.02.  Notices...............................................................90
11.03.  Parties in Interest...................................................92
11.04.  Assignments and Participations........................................92
11.05.  Sharing of Payments...................................................93
11.06.  Right of Set-off......................................................93
11.07.  Costs, Expenses, and Taxes............................................94
11.08.  Rate Provision........................................................94
11.09.  Severability..........................................................95
11.10.  Exceptions to Covenants...............................................95
11.11.  Counterparts..........................................................95
11.12.  GOVERNING LAW; WAIVER OF JURY TRIAL...................................95
11.13.  ENTIRE AGREEMENT......................................................96
11.14.  Amendment, Restatement, Extension, Renewal and Increase...............96

                         TABLE OF SCHEDULES AND EXHIBITS


                                    SCHEDULES

Schedule 1.01    -  Description of PSINet Shares
Schedule 1.02    -  Unrestricted Subsidiaries as of the Closing Date
Schedule 1.03    -  Certain Owners of Capital Stock of the Parent
Schedule 1.04    -  Restricted Subsidiaries as of the Closing Date
Schedule 5.01(a) -  Jurisdictions of Qualification, Ownership and Capital Structure - the
                    Parent, the Borrower and their Subsidiaries
Schedule 5.01(f) -  Non-Compliance with FCC or any applicable PUC
Schedule 5.01(h) -  Existing Litigation of the Borrower, the Parent and their Subsidiaries
Schedule 5.01(r) -  Description of Pledged Stock
Schedule 8.02    -  Existing Debt and Liabilities of the Borrower, the Parent and the
                    Restricted Subsidiaries
Schedule 8.03    -  Existing Liens of the Borrower, the Parent and the Restricted
                    Subsidiaries
Schedule 8.04    -  Existing Investments of the Borrower, the Parent and their Restricted
                    Subsidiaries
Schedule 8.07    -  Permitted Consulting Fee Payments
Schedule 8.08    -  Permitted Affiliate Non-Market Transactions
Schedule 8.16    -  Permitted Transactions among the Borrower, the Parent and the
                    Restricted Subsidiaries and the Unrestricted Subsidiaries


                                    EXHIBITS


Exhibit A        -  Form of Revolver Note
Exhibit B        -  Form of Term Loan Note
Exhibit C        -  Form of Compliance Certificate
Exhibit D        -  Form of Borrowing Notice
Exhibit E        -  Form of Conversion/Continuation Notice
Exhibit F        -  Form of Assignment and Acceptance
Exhibit G        -  Form of Unlimited Guaranty
Exhibit H        -  Form of Pledge Agreement

                                  $600,000,000

                        IXC COMMUNICATIONS SERVICES, INC.

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 29, 1999, among IXC COMMUNICATIONS SERVICES, INC., a Delaware corporation (the "Borrower"), the Lenders (as defined below), NATIONSBANK, N.A., as a Lender and Administrative Agent, and CREDIT SUISSE FIRST BOSTON, TD SECURITIES(USA), INC. and EXPORT DEVELOPMENT CORPORATION, each as a Lender and Co-Syndication Agents. BANC OF AMERICA SECURITIES LLC is Sole Lead Arranger and Sole Book Runner.


                                   BACKGROUND.

         WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into a Credit Agreement, dated October 27, 1998 (the "Original Credit Agreement") providing for a $600,000,000 credit facility that had 1) one revolving loan facility in the amount of $150,000,000 (which such loan facility shall also include a letter of credit availability of not more than $20,000,000), 2) one term loan facility in the amount of $200,000,000, and 3) one uncommitted special purpose loan facility that can under certain terms and conditions increase up to an amount of $250,000,000),

         WHEREAS, the Borrower, the Administrative Agent and the Lenders hereby agree to make the following amendments and changes to the Original Credit Agreement,

         WHEREAS, the amendments to the Original Credit Agreement are agreed to by the Majority Lenders in accordance with the terms of Section 11.01 of the Original Credit Agreement,


                                   AGREEMENT.

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:


                             ARTICLE I. DEFINITIONS

         1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

         "Administrative Agent" means NationsBank, N.A., in its capacity as Administrative Agent hereunder, or any successor Administrative Agent appointed pursuant to Section 10.06 hereof.

         "Advance" means an advance made by a Lender to the Borrower pursuant to
Section 2.01 hereof, which shall include Revolver Advances, Special Purpose Advances (if any), Term Loan Advances and Refinancing Advances.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person.

         "Agreement" means this First Amended and Restated Credit Agreement, as hereafter amended, modified, increased, extended, restated or supplemented from time to time.

         "Amortized Existing Fiber IRU Proceeds" means for any period of determination, the amortized amount of the Existing Fiber IRU Proceeds for such period in accordance with the original amortization schedule established by the Parent, the Borrower and the Restricted Subsidiaries in accordance with each such Existing Fiber IRU when such IRU Agreement was executed, in each case consistent with the accounting practices of the Parent, the Borrower and the Restricted Subsidiary at the time such Existing Fiber IRU was executed.

         "Annualized Operating Cash Flow" means the product of (a) Operating Cash Flow minus, to the extent included in Operating Cash Flow, New Fiber IRU Proceeds, for the most recently completed two fiscal quarters, times (b) two, provided that, notwithstanding the foregoing, (i) the definition of "Annualized Operating Cash Flow" shall include (without duplication), Existing Fiber IRU Proceeds received by the Parent, the Borrower and the Restricted Subsidiaries for the most recently completed 12 month period without regard to any amortization schedule established in connection with each such Existing Fiber IRU, and New Fiber IRU Proceeds received by the Parent, the Borrower and the Restricted Subsidiaries for the most recently completed 12 month period, and
(ii) notwithstanding the immediately foregoing subparagraph (i), fiber sale and IRU proceeds from Existing Fiber IRUs included in the definition of Annualized Operating Cash Flow shall be the following quarterly amounts for Annualized Operating Cash Flow determinations made at the following fiscal quarter ends:
(i) September 30, 1998 - $23,220,000, (ii) December 31, 1998 - $25,140,000 and
March 31, 1999 - $50,957,000.

         "Applicable Law" means (a) in respect of any Person, all provisions of Laws of Tribunals applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" also means the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1H, Title 79, Revised Civil Statutes of Texas, 1925, ("Art. 1H"), as amended, if applicable, and if Art. 1H is not applicable,
Article 5069-1D, Title 79, Revised Civil Statutes of Texas, 1925, ("Art. 1D"), as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided however, that the Borrower agrees that the provisions of Chapter 346 of the Texas Finance Code, as amended, shall not apply to Advances hereunder.

         "Applicable Margin" means, (a) with respect to LIBOR Advances, 3.00% per annum, and (b) with respect to Base Advances, 1.750% per annum provided that, after the date which the Administrative Agent and the Lenders receive a Compliance Certificate required to be delivered in accordance with the terms of
Section 7.03 hereof using the 1999 fourth calendar quarter financials of the Borrower and the Parent, the Applicable Margin for Advances will be adjusted as set forth in the last paragraph of this definition to the following per annum percentages applicable in the following situations:

                           REVOLVER ADVANCES                      TERM LOAN ADVANCES
                           AND SPECIAL PURPOSE ADVANCES                  ONLY
                           ---------------------------         -----------------------------
                           LIBOR Advance Base Advance          LIBOR Advance   Base Advance
Applicability              Percentage    Percentage            Percentage      Percentage
-------------              ----------    -------------         ----------      ----------
   (i)  If the Total           3.000%        1.750%               3.000%         1.750%
Leverage Ratio is
greater than or equal to
4.50 to 1.00

   (ii)  If the Total           2.500%       1.250%               3.000%         1.750%
Leverage Ratio is less
than 4.50 to 1.00 but
is greater than or equal to
to 3.50 to 1.00

   (iii)  If the Total          2.250%       1.000%               2.750%         1.500%
Leverage Ratio is less
than 3.50 to 1.00
but is greater than or equal
to 2.50 to 1.00

   (iv)  If the Total           2.000%       0.750%               2.750%         1.500%
Leverage Ratio is less
than 2.50 to 1.00

After the date which the Administrative Agent and the Lenders receive a Compliance Certificate in accordance with the terms of Section 7.01 using the fourth calendar quarter financials of the Borrower and the Parent, the Applicable Margin payable by the Borrower on Revolver Advances only shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower, the Parent and the Restricted Subsidiaries as tested by the Total Leverage Ratio. Except as set forth in the following sentence, any such increase or reduction in the Applicable Margin provided for herein for Revolver Advances shall be effective three Business Days after receipt by Administrative Agent of the applicable financial statements and corresponding Compliance Certificate. If financial statements and a Compliance Certificate of the Borrower setting forth the Total Leverage Ratio are not received by the Administrative Agent by the date required pursuant to Section 7.01 or 7.02 hereof, the Applicable Margin for Revolver Advances shall be determined as if the Total Leverage Ratio exceeds
4.50 to 1.00 until such time as such financial statements and Compliance Certificate are received. For the final quarter of any fiscal year of the Borrower, the Borrower may provide the unaudited financial statements of the Borrower and the Parent, subject only to year-end adjustments, for the purpose of adjusting the Applicable Margin for Revolver Advances.

         "Applicable Specified Percentage" means with respect to any Lender, in the case of the Revolver Loan, such Lender's Revolver Specified Percentage, in the case of the Special Purpose Loan, such Lender's Special Purpose Specified Percentage and in the case of the Term Loan, such Lender's Term Loan Specified Percentage.

         "Application" means any stand-by letter of credit application delivered to Administrative Agent for or in connection with any stand-by Letter of Credit pursuant to Article III hereof, in Administrative Agent's standard form for stand-by letters of credit.

         "Art. 1D" has the meaning specified in the definition herein of "Applicable Law".

         "Art. 1H" has the meaning specified in the definition herein of "Applicable Law".

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee in accordance with the terms and conditions of
Section 11.04 hereof, and accepted by Administrative Agent, in the form of Exhibit F hereto.

         "Auditor" means Ernst & Young or other independent certified public accountants selected by the Borrower and acceptable to Administrative Agent.

         "Authorized Officer" means, with respect to the Parent, the Borrower and their Subsidiaries respectively, any of the Chief Executive Officer, the President, the Chief Financial Officer, Chief Accounting Officer, the Vice President of Finance, the General Counsel or the Treasurer of the Borrower.

         "Backbone Fiber" means a fiber connecting Los Angeles, CA and New York, New York.

         "Bank Affiliate" means the holding company of any Lender, or any wholly owned direct or indirect subsidiary of such holding company or of such Lender.

         "Base Advance" means an Advance under the Revolver Loan, the Special Purpose Loan or the Term Loan, as applicable, bearing interest at the Base Rate.

         "Base Rate" means a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the Applicable Margin plus the higher of (i) a fluctuating rate per annum as shall be in effect from time to time announced or published by NationsBank, N.A. as its prime rate, and which may not necessarily be the lowest interest rate charged by NationsBank, N.A., and (ii) the Federal Funds Rate in effect at such time plus .50%.

         "Board of Directors" means the Board of Directors of the Parent or any committee thereof duly authorized to act on behalf of such Board.

         "Borrower Deposit Account" means that certain deposit account of the Borrower at the Dallas, Texas Main Street location of NationsBank, N.A. on which the Administrative Agent, on behalf of the Lenders, has a first and prior Lien and security interest to secure the Obligations hereunder.

         "Borrowing" means all Advances borrowed on the same day of the same
Type.

         "Borrowing Notice" has the meaning set forth in Section 2.02(a) hereof.

         "Business Day" means a day on which banks are open for the transaction of business as required by this Agreement in Dallas, Texas and Toronto, Ontario and, with respect to any LIBOR Advance, a domestic business day in London, England and a day on which commercial banks are open for international business in London, England (including dealings in United States dollar deposits), and as otherwise relevant to the determination to be made or the action to be taken.

         "Capital Expenditures" means capital expenditures, as defined in accordance with GAAP.

         "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation, each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership, and each membership interest in any Person that is a limited liability company.

         "Closing Date" means the date hereof.

         "Change of Control" means the occurrence of any one or more of the following events: (i) any Person that is not a Present Holder acquires Control of the Parent, (ii) any event which constitutes a Designated Change of Control,
(iii) any event which constitutes any "change of control" as defined in the any of the Existing Financing Documentation, (iv) any event which results in the Parent's failure to own and control, directly or indirectly, 100% of the Capital Stock of the Borrower, or (v) any event which results in the Parent's and/or the Borrower's failure to own and control 100% of the Capital Stock of the Restricted Subsidiaries, except Mutual Signal which must remain at least 85% owned, the Subsidiaries of Mutual Signal, and Capital Stock of Restricted Subsidiaries sold pursuant to an asset sale permitted by the terms of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any provision of the Code shall include all successor provisions thereto.

         "Collateral" has the meaning ascribed thereto in Section 2.16(a) hereof.

         "Commitment" means the Revolver Commitment and the Special Purpose Commitment, if any.

         "Commitment Fee" means the Revolver Commitment Fee and, if the Special Purpose Loan is a revolving loan, any commitment fee agreed to in accordance with the terms of Section 2.17 hereof.

         "Communications Act" means, collectively, the Communications Act of 1934, as amended through the date hereof (including without limitation, by the Telecommunications Act of 1996), and as further amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

         "Compliance Certificate" means a certificate of an Authorized Officer in the form of Exhibit C hereto, (a) certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, (b) setting forth detailed calculations with respect to the covenants described in Section 8.01 hereof and (c) certifying to the appropriate Applicable Margin.

         "Consequential Loss" with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) subject to Administrative Agents' prior consent, a LIBOR Advance made on a date other than the date on which the Advance is to be made according to
Section 2.02(a) or Section 2.09 hereof to the extent such Advance is made on such other date at the request of the Borrower, or (c) any of the circumstances specified in Sections 2.04, 2.05, 2.06 and 2.11 hereof on which a LIBOR Advance or a Letter of Credit may cause a Consequential Loss to be incurred, means any loss, cost or expense determined in accordance with the formula set forth below incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in Sections 2.04, 2.05, 2.06 or 2.11 hereof, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, presumptive evidence of the validity of such claim.

         "Contingent Liability" means, as to any Person, any obligation or Guaranty, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, but excluding endorsement of checks, drafts and other instruments in the ordinary course of business, provided that this definition of "Contingent Liability" shall not include Guaranties by the Parent, the Borrower or any Subsidiary of the Borrower and/or the Parent of any obligations of the Borrower or any wholly owned Subsidiary of the Borrower or the Parent that has executed an Unlimited Guaranty.

         "Continue," "Continuation" and "Continued" each refer to the continuation pursuant to Section 2.09 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

         "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

         "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Conversion or Continuance Notice" has the meaning set forth in Section 2.09(b) hereof.

         "Cumulative Convertible" means that certain $155,000,000 6 and 3/4% Cumulative Convertible Preferred Stock issued by the Parent, including all such Capital Stock issued in lieu of the payment of dividends.

         "Cumulative Convertible Documentation" means that certain Certificate of Designation with respect to the Cumulative Convertible, and all other agreements and other documentation relating to the Cumulative Convertible.

         "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including (without duplication) (a) Capital Leases, (b) Contingent Liabilities that are required to be recorded in accordance with GAAP (including, without limitation, letters of credit and reimbursement obligations with respect to letters of credit), (c) liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse, and (d) installment payment non-compete agreements.

         "Debt for Borrowed Money" means, with respect to the Parent, the Borrower and the Restricted Subsidiaries, at any date, without duplication, all Debt of the Borrower, the Parent and the Restricted Subsidiaries that constitutes (a) all obligations of the Borrower, the Parent and such Restricted Subsidiaries for borrowed money, letters of credit (or applications for letters of credit) or other similar instruments, (b) all obligations of the Borrower, the Parent and the Restricted Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of the Borrower, the Parent and the Restricted Subsidiaries to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations under Capital Leases of the Borrower, the Parent and the Restricted Subsidiaries, (e) installment payment non-compete agreements for the Borrower, the Parent and each Restricted Subsidiary, and (f) all Contingent Liabilities relating to obligations of another Person (other than a wholly owned Restricted Subsidiary of the Borrower or the Parent that has executed an Unlimited Guaranty, with respect to Debt of another wholly owned Restricted Subsidiary or the Borrower or the Parent that has executed an Unlimited Guaranty) of the type described in (a) through (e) above.

         "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

         "Default" means any event specified in Section 9.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

         "Designated Change of Control" means the occurrence of any of the following events (each a "Designated Change of Control"):

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and except that any person that is deemed to have beneficial ownership of shares solely as a result of being part of a group pursuant to Rule 13d-5(b)(i) shall not be deemed to have beneficial ownership of any shares held by a Permitted Holder forming a part of such group), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that any directors elected by holders of Preferred Stock of the Parent pursuant to any voting rights provisions included in the certificate of designation relating to such Preferred Stock shall be excluded in making any determination pursuant to this clause (ii), or

                  (iii) the merger or consolidation of the Parent with or into another Person or the merger of another Person with or into the Parent, or the sale of all or substantially all the assets of the Parent to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Parent that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

         "Designated Restricted Subsidiaries" means those Subsidiaries of the Parent from time to time defined as Restricted Subsidiaries by the Junior Exchangeable Documentation.

         "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a common stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder of, any partnership interest or shares of Capital Stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose), or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or Capital Stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose).

         "Environmental Claim" means any written notice by any Tribunal alleging liability for damage to the environment, or by any Person alleging liability for personal injury (including sickness, disease or death), resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by the Parent, the Borrower or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present or future state or local, Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower or any Obligor or any Unrestricted Subsidiary, or is under common control with Borrower or any Obligor or any Unrestricted Subsidiary, within the meaning of Section 414(c) of the Code, and the regulations and rulings issued thereunder.

         "ERISA Event" means (a) a reportable event, within the meaning of
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the withdrawal by the Parent, the Borrower, any Subsidiary of the Parent, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA, (d) the failure by the Borrower, the Parent, any Subsidiary of the Parent, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (e) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (f) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

         "Event of Default" means any of the events specified in Section 9.01 of this Agreement, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Excluded Stock" means (i) 15% of the Capital Stock of Mutual Signal,
(ii) all of the Capital Stock of the Subsidiaries of Mutual Signal, (iii) 34% of the Capital Stock of IXC Communications Services Europe Limited, (iv) all of the Capital Stock of the Subsidiaries of Unrestricted Subsidiaries, and (v) 100% of the Capital Stock of Switched Services Communications, L.L.C.

         "Existing Financing" means collectively, the Junior Exchangeable, the Junior Convertible, the Cumulative Convertible, the Subordinated Notes and the Senior Notes.

         "Existing Financing Documentation" means collectively, the Junior Exchangeable Documentation, the Junior Convertible Documentation, the Cumulative Convertible Documentation, the Subordinated Notes Documentation, and the Senior Notes Documentation.

         "Existing Fiber IRUs" means fiber IRU Agreements entered into prior to June 30, 1999.

         "Existing Fiber IRU Proceeds" means, for any period of determination, the net cash proceeds (in each case, minus costs of sales) received by the Parent, the Borrower and the Restricted Subsidiaries from Existing Fiber IRUs for such period.

         "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letters" means that certain Fee Letter, dated October 27, 1998, between the Parent, the Borrower and the Administrative Agent, that certain Fee Letter, dated as of June 28,1999 between the Parent, the Borrower and the Administrative Agent and all other fee letters executed among the Borrower and any Lender from time to time, as such letters may be amended, modified, substituted, replaced, or increased from time to time.

         "GAAP" means United States of America generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board and other changes in accounting methods permitted by generally accepted accounting principles.

         "Guarantors" means the Parent, each Restricted Subsidiary of the Borrower and the Parent existing on the Closing Date or formed or acquired by the Borrower and the Parent after the date hereof, and any direct or indirect Restricted Subsidiary of the Borrower and the Parent from time to time thereafter, provided that (a) Mutual Signal and the Subsidiaries of Mutual Signal shall not be Guarantors hereunder, and (b) this definition shall not include any Person who was a Guarantor at one time but was subsequently released by the Administrative Agent and the Lenders in accordance with the terms of
Section 8.05 hereof.

         "Guaranty" means a guaranty executed by any Person of the obligations of another Person, or any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any comfort letter, or take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

         "Hazardous Materials" means all materials subject to regulation under any Environmental Law, including without limitation materials listed in 49 C.F.R. Section 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

         "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the weekly ceiling described in and computed in accordance with the provisions of Art. 1H, or (b) either the annualized ceiling or quarterly ceiling computed pursuant to Section .008 of Art. 1D; provided, however, that at any time the weekly ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections .009(a), .009(b) or
 .009(c) of said Art. 1D shall control for purposes of such determination, as applicable.

         "Income Tax Expense" means the aggregate income Taxes accrued by the Parent, the Borrower and the Restricted Subsidiaries for the relevant period of determination.

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Interest Coverage Ratio" means, on any date of determination for the Parent, the Borrower and the Restricted Subsidiaries, the ratio of (a) Operating Cash Flow for the most recently completed

12 month period to (b) the aggregate amount of cash Interest Expense actually paid during the most recently completed 12 month period.

         "Interest Expense" means, for the Parent, the Borrower and the Restricted Subsidiaries on a consolidated basis for any period of determination, the gross interest expense for any period on Total Debt, determined in accordance with GAAP, minus the sum of (a) interest income for such period, plus
(b) to the extent included in the determination of such gross interest expense, upfront costs or fees expended during such period in connection with the execution and delivery of documentation relating to the Loan Papers.

         "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date the Advance is made or continued as a LIBOR Advance and ending one, two, three, six or, to the extent available as determined by Administrative Agent, twelve months thereafter (as the Borrower shall select), provided, however, that:

                  (a) the Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "Interest Rate Protection Agreement" means an interest rate swap, cap, collar or similar interest rate protection agreement between the Borrower and any Lender.

         "Investment" means any acquisition of all or substantially all of the assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, any Capital Stock or other securities of any other Person, or any direct or indirect loan, advance, or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

         "IRU" means an indefeasible right to use fiber or telecommunications capacity.

         "IRU Agreement" means an agreement pursuant to which an interest in an IRU is sold or leased or otherwise transferred.

         "Junior Convertible" means that certain $100,000,000 7 and 1/4% Junior Convertible Preferred Stock issued by the Parent, including all such Capital Stock issued in lieu of the payment of dividends.

         "Junior Convertible Documentation" means that certain Certificate of Designation with respect to the Junior Convertible, and all other agreements and other documentation relating to the Junior Convertible.

         "Junior Exchangeable" means that certain $300,000,000 12 and 1/2% Junior Exchangeable Preferred Stock issued by the Parent, and all such Capital Stock issued in lieu of the payment of dividends.

         "Junior Exchangeable Documentation" means that certain Certificate of Designation with respect to the Junior Exchangeable, and all other agreements and other documentation relating to the Junior Exchangeable.

         "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

         "Lenders" means the lenders listed on the signature pages of this Agreement, and each transferee which hereafter becomes a party to this Agreement pursuant to Section 11.04 hereof or pursuant to an amendment to this Agreement, so long as each is owed any portion of the Obligation or is obligated to make any Advance hereunder.

         "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of each Lender, branch or affiliate identified on each Lender's signature page hereto, and (b) subsequently, such other office of each Lender, branch or affiliate as each Lender may designate to the Borrower and Administrative Agent as the office from which the Advances of each Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fee will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Advances and LIBOR Advances.

         "Letter of Credit Commitment" means, on any date of determination, an amount equal to the lesser of (a) $20,000,000 and (b) the Revolver Commitment minus all outstanding Revolver Advances under the Revolver Loan.

         "Letters of Credit" means the irrevocable standby letters of credit issued by Administrative Agent under and pursuant to Article III hereof, and under and pursuant to Article III of the Original Credit Agreement, as each may be amended, modified, substituted, increased, replaced, renewed or extended from time to time.

         "LIBOR Advance" means an Advance under the Revolver Loan, the Special Purpose Loan or the Term Loan, bearing interest at the LIBOR Rate.

         "LIBOR Lending Office" means, with respect to each Lender, the office designated as its "LIBOR Lending Office" on each Lender's signature page hereto, or such other office of Lender or any of its affiliates hereafter designated by notice to the Borrower and Administrative Agent.

         "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefore, a rate per annum equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of (i) the Applicable Margin, plus (ii) the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "License" means, as to the Parent, the Borrower, or any Subsidiary of the Borrower and/or the Parent, any license, permit, consent, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by, or any filing or registration with, any Tribunal or third Person (including without limitation, the FCC or any applicable PUC) necessary for such Person to own, build, maintain, or operate its business or Property.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an (a) operating lease or (b) the true consignment of goods to the Parent, the Borrower or any Restricted Subsidiary as consignee).

         "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted by or before any Tribunal or arbitrator, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

         "Loans" means all three of the Revolver Loan, the Special Purpose Loan, if any, and the Term Loan, and "Loan" means any one of the Revolver Loan, the Special Purpose Loan or the Term Loan, as applicable in the context used.

         "Loan Papers" means this Agreement, the Notes, the Pledge Agreement, the Unlimited Guaranties, the Fee Letters, all agreements related to the Borrower Deposit Account and the Parent Deposit Account, financing statements, any Interest Rate Protection Agreement and related documents entered into by the Borrower with any Lender or any Bank Affiliate, all Letters of Credit, all Applications and all other agreements between the Parent, the Borrower or any Restricted Subsidiary and the Administrative Agent related to any Letter of Credit, other fee letters, Assignment and Acceptances, post-closing letters, all security agreements, pledges, mortgages, deeds of trust, assignments, leasehold mortgages, leasehold deeds of trust, collateral assignments and other agreements and documentation relating to the Liens securing the Obligations, and all other documents, instruments, agreements, or certificates executed or delivered from time to time by any

Person in connection with this Agreement or as security for the Obligations hereunder, granting Collateral or otherwise, as each such agreement may be amended, modified, substituted, replaced or extended from time to time.

         "Majority Lenders" means any combination of Lenders having at least 51.00% of the aggregate amount of the sum of (a) outstanding Commitments plus
(b) outstanding Term Loan Advances, plus (c) if the Special Purpose Loan is a term loan, the aggregate amount of outstanding Special Purpose Advances, provided, however, that (i) if the Revolver Commitment has been terminated, then
(a) above will be the amount of the outstanding Revolver Advances and (ii) if the Special Purpose Loan is a revolving loan but the Special Purpose Commitment has been terminated, then (a) above will include the amount of the outstanding Special Purpose Advances.

         "Material Adverse Change" means any circumstance or event that is or could reasonably be expected to (a) be material and adverse to the financial condition, business, operations, prospects, or Properties of the Parent, the Borrower and the Restricted Subsidiaries on a consolidated basis, (b) materially and adversely affect the validity or enforceability of any Loan Paper or (c) cause a Default or Event of Default.

         "Maturity Date" means the earlier of October 24, 2003, or such earlier date on which the total amount of outstanding Obligations are due and payable (including, without limitation, whether by acceleration, scheduled reduction of the Commitment to zero, mandatory or voluntary commitment reduction of the Commitment to zero, installment payments or otherwise).

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, a Lender is permitted to charge on the Obligations.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Parent, the Borrower, any Subsidiary of the Parent or the Borrower, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Parent, the Borrower, any Subsidiary of the Parent or the Borrower, or any ERISA Affiliate and at least one Person other than the Borrower, the Parent, any Subsidiary of the Borrower or the Parent, and any ERISA Affiliate, or (b) was so maintained and in respect of which the Borrower, the Parent, any Subsidiary of the Borrower or the Parent, or any ERISA Affiliate could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Mutual Signal" means Mutual Signal Holding Corporation, a Subsidiary of the Borrower the common stock of which is 85% owned by the Borrower and 15% owned by Frontier Corporation.

         "Net Proceeds" means the gross cash proceeds received by the Borrower, the Parent or any Restricted Subsidiary in connection with or as a result of any asset sale not in the ordinary course of business, minus (so long as each of the following are estimated in good faith by the management of the Parent and certified to the Lenders in reasonable detail by an Authorized Officer) (a) actual taxes estimated in good faith by the Board of Directors incurred as a result of such sale (after giving effect to all tax benefits available to the Parent, the Borrower or such Restricted Subsidiary), and (b) reasonable and customary transaction costs payable by the Parent, the Borrower or any Restricted Subsidiary that are related to such sale and payable to a Person other than an Affiliate of the Parent, the Borrower and its Subsidiaries.

         "New Fiber IRU Proceeds" means, for any period of determination, the net cash proceeds (in each case, minus costs of sales) received by the Parent, the Borrower and the Restricted Subsidiaries from sales and IRUs of fiber that are not Existing Fiber IRUs during such period, in each case as accounted for by the Parent, the Borrower and the Restricted Subsidiaries consistently applied after June 30, 1999.

         "Notes" means each of the Revolver Notes, Special Purpose Notes (if any) and Term Loan Notes, and "Note" means any of the Revolver Note, the Special Purpose Note or the Term Loan Note, as applicable in the context used, and in each case, with any extension, renewal or amendment thereof, or substitution therefor.

         "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each other Obligor to Lenders and Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by the Administrative Agent for the preparation of this Agreement and consummation of this credit facility, execution of waivers, amendments and consents, and in connection with the enforcement or the collection of all or any part thereof, and reasonable attorneys' fees incurred by the Lenders in connection with the enforcement or the collection of all or any part of the Obligations during the continuance of an Event of Default, in each case whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other Obligor and any other Person (other than Administrative Agent or Lenders) to Administrative Agent or Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other Obligor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other Obligor or any other Person under any Debtor Relief Law).

         "Obligor" means (a) the Borrower, (b) the Parent, (c) each Restricted Subsidiary, (d) each other Person liable for performance of any of the Obligations and (e) each other Person the Property of which secures the performance of any of the Obligations.

         "Operating Cash Flow" means, for the Parent, the Borrower and the Restricted Subsidiaries, for any period, the consolidated net income (loss) for such period taken as a single accounting period (including, without limitation and duplication, New Fiber IRU Proceeds during such period, and revenue recognized during such period from the Williams Agreement), plus the sum of the following amounts for such period to the extent included in the determination of such consolidated net income or loss, without duplication: (a) depreciation (including any non cash impairment charges) expense, (b) amortization expense and other non-cash charges, expenses or losses reducing income, (c) Interest Expense, (d) Income Tax Expense and (e) extraordinary losses, minus the sum of
(i) extraordinary
gains and (ii) non-cash income (including, without limitation, the sum of Amortized Existing Fiber IRU Proceeds), provided that, notwithstanding the foregoing, the calculation of Operating Cash Flow hereunder shall include (without duplication) (i) for the fiscal quarter ending June 30, 1999, the following restructuring and other infrequent charges, but only to the extent any of such charges were previously deducted and not added back pursuant to any other provision of this definition: (A) up to $18,400,000 in cash and non-cash restructuring charges related to the downsizing of the Parent's wholesale switched business segment and (B) up to $10,800,000 in cash and non-cash charges that are related to five DSC switches and (ii) infrequent charges relating to the rehoming of minutes of use from the five DSC switches to the other switches totaling up to $9,700,000 for the three fiscal quarters ending March 31, 2000, but in each of the three fiscal quarters only to the extent any portion of such amount was deducted during such fiscal quarter.

         "Original Credit Agreement" has the meaning ascribed thereto in the BACKGROUND section at the beginning of this Agreement.

         "Parent" means IXC Communications, Inc., a Delaware corporation, and the owner of 100% of the Capital Stock of the Borrower.

         "Parent Deposit Account" means that certain deposit account of the Parent at the Dallas, Texas Main Street location of NationsBank, N.A. on which the Administrative Agent, on behalf of the Lenders, has a first and prior Lien and security interest to secure the Obligations hereunder.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Permitted Acquisition" means acquisitions made by the Parent, the Borrower or any Restricted Subsidiary of telecommunications or internet businesses or related businesses, so long as in each case (a) there exists no Default or Event of Default both before and after giving effect to any such acquisition, (b) such acquired entity becomes a Restricted Subsidiary and executes an Unlimited Guaranty of the Obligations, or such acquired assets are acquired by a Restricted Subsidiary, and (c) the Borrower provides the Administrative Agent and each Lender with information demonstrating pro forma compliance with the terms of this Agreement through the Maturity Date, after giving effect to such Permitted Acquisition, including, without limitation, each provision of Section 8.01 hereof and Section 8.18 hereof, provided that (i) if the Total Leverage Ratio is greater than or equal to 3.00 to 1.00, and the aggregate purchase price for any such acquisition is in excess of $25,000,000, then, in addition to the foregoing requirements either (A) any such acquired entity or assets must have positive cash flow for the immediately preceding two full fiscal quarters annualized of such acquired entity, or (B) the Borrower must obtain the prior written consent of the Majority Lenders, and (ii) notwithstanding any of the foregoing limitations and requirements, if there exists no Default or Event of Default both before and after giving effect thereto and the Borrower complies with Section 8.04(j) hereof, the Borrower may acquire Unrestricted Subsidiaries.

         "Permitted Asset Sales" means (a) assets sales in the ordinary course of business, (b) assets sales of equipment that is worn out, obsolete, damaged or otherwise unsuitable for use in the business, (c) so long as there exists no Default or Event of Default both before and after giving effect to any such asset sale, (i) sales of dark fiber or IRU's in dark fiber or capacity and (ii) sales with respect to any asset used exclusively in connection with the Borrower's microwave relay system or 100% of the Capital Stock of any Subsidiary of the Parent or the Borrower exclusively engaged in the microwave business.

         "Permitted Holders" means the officers and directors of the Parent, and Trustees of General Electric Pension Trust, Grumman Hill Associates, Inc. and Grumman Hill Investments, L.P., and each of their respective officers and directors and their Related Parties.

         "Permitted Investments" means, so long as there exists no Default or Event of Default both before and after giving effect to any such Investment

                  (a) Investments made by the Parent, the Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries not to exceed an amount over the term of this Agreement equal to the sum of (i) $50,000,000 plus (ii) net equity proceeds raised subsequent to the Closing Date that were not used to make Permitted Acquisitions or to redeem the Junior Exchangeable in accordance with the terms of this Agreement and

                  (b) so long as the Parent, the Borrower and the Restricted Subsidiaries are in compliance with Section 2.05 hereof and Section
         2.11 hereof, other Investments not to exceed in initial purchase price $50,000,000 in the aggregate outstanding at any one time.

Notwithstanding the foregoing, (I) to the extent and at the time that any series of investments permitted under the preceding sections (a) and/or (b) constitutes a Permitted Acquisition (such acquired entity becoming a Restricted Subsidiary and executing an Unlimited Guaranty), the applicable investment basket (a) or
(b) above shall be replenished by the amount of such initial investment, (II) so long as there exists no Default or Event of Default both before and after giving effect thereto, in addition to the foregoing permitted minority Investments, the Borrower may (A) sell microwave and/or DSC equipment for a purchase price constituting or including minority Investments, and (B) use the proceeds from the issuance of Capital Stock of the Parent to invest in Unrestricted Subsidiaries, but only in accordance with the terms of Section 8.04(j)(i) and
(ii) hereof.

         "Permitted Liens" means, as applied to any Person:

         (a) any Lien in favor of the Lenders to secure the Obligations hereunder;

         (b) (i) Liens on real estate for real estate Taxes not yet delinquent,
(ii) Liens created by lease agreements, statute or common law to secure the payments of rental amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv) Liens for Taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

         (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

         (e) Easements, right-of-way, matters of public record, restrictions and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person as currently conducted;

         (f) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Majority Lenders; and

         (g) Any Liens existing on the Closing Date which are described on
Schedule 8.03 hereto and not otherwise described elsewhere in the definition of Permitted Liens, and Liens resulting from the refinancing of the related Debt for Borrowed Money, provided that the Debt for Borrowed Money secured thereby shall not be increased and the Liens shall not cover additional assets of the Parent, the Borrower or any such Restricted Subsidiary.

         "Permitted Refinancing Indebtedness" means Debt of the applicable Obligor to the extent all of the proceeds thereof are used to refinance Debt of such Obligor (plus any premium thereon reasonably acceptable to the Administrative Agent), provided that after giving effect to the incurrence of such Debt, the Borrower is in pro forma compliance with the terms of this Agreement, and provided further that (i) the terms of such new Debt are no more restrictive than the Loans, (ii) the maturity of such new Debt is no shorter than the Debt being refinanced, (iii) the only Person obligated on such refinanced Debt is the original Person obligated on such Debt, (iv) the priority of any such new Debt shall remain unchanged (if such Debt to be refinanced is subordinated, the subordination provisions remain unchanged in the new refinanced Debt), and (v) the parties obligated on such Debt remain the same.

         "Person" means an individual, partnership, joint venture, corporation, limited liability company, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Pledge Agreement" means the Pledge Agreement of even date herewith, executed by the Parent, the Borrower and any Subsidiary of the Borrower, granting a Lien on Capital Stock of the Borrower and each of the Subsidiaries of the Parent and the Borrower (except Excluded Stock) as security for the Obligations, substantially in the form of Exhibit H hereto, as such agreement may be amended, modified, renewed or extended from time to time, and "Pledge Agreement" shall also include each such pledge agreement pledging the Capital Stock of all other Subsidiaries of the Parent and the Borrower created or acquired from time to time (except Subsidiaries of Unrestricted Subsidiaries), and all amendments, modifications, renewals and extensions to any thereof.

         "Pledged Stock" means all of the Capital Stock of the Borrower and of each of the Subsidiaries of the Borrower (except Excluded Stock).

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Present Holder" means those owners of common Capital Stock of the Parent set forth on Schedule 1.03 hereto and their Related Persons.

         "Prohibited Transaction" has the meaning specified in Section 4975 of the Code or Section 406 of Title I of ERISA.

         "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned or hereafter acquired in fee simple or leased by the Parent, the Borrower and the Restricted Subsidiaries.

         "PSINet Shares" means the Capital Stock of PSINet Inc. owned by IXC Internet Services, Inc. on the Closing Date and described on Schedule 1.01 hereto.

         "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any network facility or long distance telecommunications systems or over Persons who own, construct or operate a network facility or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

         "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement.

         "Refinancing Advance" means any Advance which is used to pay the principal amount (or any portion thereof) of an Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

         "Related Party" with respect to any Permitted Holder means (i) any controlling stockholder, of an 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Permitted Holder or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Permitted Holder or such other Persons referred to in the immediately preceding clause (i).

         "Related Person" means with respect to Schedule 1.03 hereto, any individual, (i) such individual's spouse (past or current), descendants (natural or adoptive, of the whole or half blood) of the parents of such individual, such individual's grandparents and parents (natural or adoptive), and the grandparents, parents and descendants of parents (natural or adoptive, of the whole of half blood) of such individual's spouse (past or current); or (ii) a trust, corporation, partnership or other entity, whose beneficiaries, trustees, donors, shareholders, partners or owners, or other persons or entities holding a controlling interest in such entity, consist of such individual and/or such other persons or entities referred to in the immediately preceding clause (i).

         "Release Date" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

         "Restricted Payments" means, for the Borrower, the Parent and the Restricted Subsidiaries of the Borrower, (a) any direct or indirect Distribution, dividend or other payment on account of any equity interest in, or shares of, Capital Stock or other securities of the Parent, the Borrower and its Restricted Subsidiaries (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto), except such dividends that are paid with common equity securities of the Parent; (b) any management, consulting or other similar fees, or any interest thereon, payable by the Borrower, the Parent or any of the Restricted Subsidiaries to Unrestricted Subsidiary and/or any other Affiliate of the Parent and/or the Borrower (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto), but specifically excluding any consulting fees payable by the Parent, the Borrower or any Restricted Subsidiary to a Person that is not an Affiliate of the Parent and/or the Borrower, (c) loans or advances to employees and/or shareholders of the Borrower, the Parent and the Subsidiaries of the Borrower and the Parent, except advances to employees of the Borrower and its Restricted Subsidiaries for moving and travel expenses in the ordinary course of business; (d) payments of principal and/or interest, or the setting aside of funds with respect thereto, of any Total Debt except the Obligations; (e) dividends, distributions, redemptions, repurchases or defeasance of any preferred stock issuance (or the setting aside of any funds to do so); (f) payments of any amounts, fees, advances, loans, investments or otherwise to any Unrestricted Subsidiary; and (g) any payment out of the Borrower Deposit Account or the Parent Deposit Account.

         "Restricted Subsidiary" means all those Subsidiaries of the Parent and/or the Borrower that are not Unrestricted Subsidiaries, provided that, notwithstanding the foregoing (a) all Subsidiaries designated by the Borrower as Restricted Subsidiaries on the Closing Date shall remain Restricted Subsidiaries until the Obligations have been repaid in full and the Commitments terminated,
(b) all Designated Restricted Subsidiaries shall be at all times Restricted Subsidiaries hereunder, and (c) no Person may be included as a Restricted Subsidiary hereunder that has not executed an Unlimited Guaranty that is at the time of determination in full force and effect, except Mutual Signal and the Subsidiaries of Mutual Signal. All Restricted Subsidiaries as of the Closing Date are listed on Schedule 1.04 hereto.

         "Revolver Commitment" means, with respect to the Revolver Loan, $150,000,000 as reduced from time to time pursuant to Section 2.11 hereof.

         "Revolver Advance" means any advance made under the Revolver Loan.

         "Revolver Commitment Fee" means the fee described in Section 2.10(a) hereof.

         "Revolver Loan" means the loan made by a Lender pursuant to Section 2.01(a) of this Agreement.

         "Revolver Note" means each Note of the Borrower evidencing Revolver Advances under the Revolver Loan hereunder, substantially in the form of Exhibit A hereto, together in each case, with any extension, renewal or amendment thereof, or substitution therefor.

         "Revolver Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof designated as its Revolver Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance or (ii) in any amendment to this Agreement.

         "Rights" means rights, remedies, powers, and privileges.

         "Senior Debt" means, on any date of determination, Total Debt on such date minus the sum of (a) the aggregate outstanding principal amount of the Subordinated Notes, plus (b) to the extent included in Total Debt, accrued and unpaid interest on the Subordinated Notes.

         "Senior Leverage Ratio" means, on any date of determination, the ratio of (a) Senior Debt on such date to (b) Annualized Operating Cash Flow, provided that, for purposes of this calculation, Operating Cash Flow shall be calculated as if all assets (including Capital Stock of Restricted Subsidiaries of the Borrower and the Parent) acquired on any date during the period of determination were acquired on the first day in such period of determination, and all assets sold (including Capital Stock of Restricted Subsidiaries of the Borrower and the Parent) on any date during the period of determination were sold on the first day in such period of determination.

         "Senior Notes" means those certain 12 and 1/2% Senior Notes Due 2005 issued by the Parent.

         "Senior Notes Documentation" means that certain Indenture with respect to the Senior Notes, and all other agreements and other documentation relating to the Senior Notes, including, without limitation, that certain First Supplemental Indenture, dated as of October 23, 1997, that certain Second Supplemental Indenture, dated as of December 22, 1997, that certain Third Supplemental Indenture, dated as of January 6, 1998 and that certain Fourth Supplemental Indenture, dated as of April 3, 1998.

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan of the Parent or the Borrower.

         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including without limitation Contingent Liabilities of such Person,
(b) the present fair salable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, or such other individual or firm acting as special counsel to Administrative Agent, as designated by Administrative Agent from time to time.

         "Special Purpose Advance" means any advance made under the Special Purpose Loan.

         "Special Purpose Commitment" means on any date of determination, the aggregate commitment for the Special Purpose Loan, if the Special Purpose Loan is a revolving loan, as determined in accordance with the terms of Section 2.17 hereof.

         "Special Purpose Loan" means the loan, if any, made by a Lender pursuant to Section 2.01(c) of this Agreement.

         "Special Purpose Note" means each Note of the Borrower evidencing Special Purpose Advances hereunder, if any, substantially in the form agreed to in accordance with the terms and conditions of Section 2.17 hereof, and evidencing Special Purpose Advances made under the Special Purpose Loan, together in each case, with any extension, renewal or amendment thereof, or substitution therefor.

         "Special Purpose Specified Percentage" means, as to any Lender, the percentage indicated or specified in (i) any amendment to this Agreement or in any amendment and restatement of this Agreement, either in accordance with the terms and conditions of Section 2.17 hereof or otherwise and (ii) in any Assignment and Acceptance.

         "Subordinated Indebtedness" means Debt of the Parent that is unsecured and subordinated to the Obligations, such Debt in each case (a) to be pursuant to documentation containing terms and conditions no more onerous than this Agreement and the Loan Papers, (b) to have a maturity not less than one year after the Maturity Date, and (c) to be subordinated on terms and conditions no less favorable to the Administrative Agent and the Lenders than the subordination terms contained in the Subordinated Notes Documentation.

         "Subordinated Notes" means those certain $450,000,000 9% Senior Subordinated Notes Due 2008 issued by the Parent.

         "Subordinated Notes Documentation" means that certain Indenture with respect to the Subordinated Notes, and all other agreements and other documentation relating to the Subordinated Notes.

         "Subsidiary" of any Person means any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) 50% or more of:

                  (a) the outstanding Capital Stock having voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                  (b) the interest in the capital or profits of such partnership or joint venture, or

                  (c) the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

         "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

         "Term Loan Advance" means the initial advance and any of the Refinancing Advances made under the Term Loan.

         "Term Loan" means the term loan made by the Lenders pursuant to Section 2.01(b) of this Agreement.

         "Term Loan Note" means each Note of the Borrower evidencing Term Loan Advances hereunder, substantially in the form of Exhibit B hereto with respect to Term Loan Advances made under the Term Loan, together with any extension, renewal or amendment thereof, or substitution therefor.

         "Term Loan Specified Percentage" means, as to any Lender, (a) prior to the initial Term Loan Advance, the percentage indicated beside its name on the signature pages hereof designated as its Term Loan Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance or (ii) in any amendment to this Agreement, and (b) after the initial Term Loan Advance, the percentage of the outstanding portion of the Term Loan held by such Lender on any date of determination (after giving effect to assignments in accordance with the terms of Section 11.04 hereof).

         "Total Debt" means all Debt for Borrowed Money which would be shown on a consolidated balance sheet in accordance with GAAP, including, without limitation for the Parent, the Borrower and the Restricted Subsidiaries, (a) Capital Lease obligations, (b) Debt of any other Person secured by a Lien on the property of the Parent, the Borrower or any Restricted Subsidiary of the Borrower in an amount equal to the lesser of (i) such Debt of such Person and
(ii) the value of such pledged property, (c) Contingent Liabilities, (d) Withdrawal Liability and (e) overdue interest on any Debt for Borrowed Money (but not accrued interest that is not overdue).

         "Total Leverage Ratio" means, on any date of determination, the ratio of (a) Total Debt on such date to (b) Annualized Operating Cash Flow, provided that for purposes of this calculation, Operating Cash Flow shall be calculated as if all assets (including Capital Stock of Restricted Subsidiaries of the Borrower and the Parent) acquired on any date during the period of determination were acquired on the first day in such period of determination, and all assets (including Capital Stock of Restricted Subsidiaries of the Borrower and the Parent) sold on any date during the period of determination were sold on the first day in such period of determination.

         "Total Specified Percentage" means, as to any Lender on any date of determination, the percentage that such Lender's outstanding Advances (all Revolver Advances, Special Purpose Advances (if any) and Term Loan Advances) bears to the aggregate outstanding amount of Advances (all Revolver Advances, Special Purpose Advances (if any), and Term Loan Advances) made by all Lenders hereunder, provided that, if there are no outstanding Advances hereunder, "Total Specified Percentage" shall mean for such Lender the percentage that the sum of its (a) Revolver Specified Percentage of the Revolver Commitment plus (b) if the Special Purpose Loan is a revolving loan as determined in accordance with
Section 2.17 hereof, Special Purpose Specified Percentage of the Special Purpose Commitment, bears to the aggregate Commitments of all Lenders on such date.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

         "Type" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

         "UCC" means the Uniform Commercial Code as adopted in the State of Texas on the Closing Date.

         "Unlimited Guaranty" means the Guaranty, executed in substantially similar form by the Parent and each Restricted Subsidiary of the Parent and the Borrower, guarantying payment and performance of the Obligations, substantially in the form of Exhibit G attached hereto, as such agreement may be amended, modified, renewed or extended from time to time, and each subsequent unlimited Guaranty in the form of Exhibit G hereto executed by any newly acquired or created Restricted Subsidiary of the Borrower and the Parent, as each such agreement may be amended, modified, renewed or extended from time to time.

         "Unrestricted Subsidiary" means those Subsidiaries of the Parent and the Borrower that are not less than 50% owned and are designated in writing to the Administrative Agent and each Lender by the Borrower as Unrestricted Subsidiaries, including, without limitation, Eclipse (formerly Network Long Distance, Inc.), IXC Internet and IXC International, Inc., provided that (a) no Restricted Subsidiary existing on the Closing Date may be designated as an Unrestricted Subsidiary and no Designated Restricted Subsidiary may be an Unrestricted Subsidiary and (b) no Restricted Subsidiary may be owned by an Unrestricted Subsidiary. Unrestricted Subsidiaries as of the Closing Date are listed on Schedule 1.02 hereto. The Borrower may designate any Unrestricted Subsidiary as a Restricted Subsidiary from time to time at its election, so long as prior to the effectiveness of such designation, such new Restricted Subsidiary has executed an Unlimited Guaranty of the Obligations, and executed security agreements, pledge agreements, mortgages, deeds of trust and other collateral documents (including corporate opinions, local counsel opinions, surveys, and otherwise) satisfactory to the Administrative Agent to effectively grant a Lien and security interest to the Administrative Agent on behalf of the Lenders on all of such new Restricted Subsidiary's assets and Properties to secure the Obligations, each such document and agreement to be in form, and on terms and conditions acceptable to the Administrative Agent. Each newly formed or acquired Unrestricted Subsidiary shall be effective as of the date of formation or acquisition, respectively. Each (i) Restricted Subsidiary hereafter designated by the Borrower as an Unrestricted Subsidiary from time to time after the Closing Date in accordance with the terms hereof and (ii) Unrestricted Subsidiary hereafter designated by the Borrower as a Restricted Subsidiary from time to time after the Closing Date in accordance with the terms hereof, will be effective as an Unrestricted Subsidiary or Restricted Subsidiary, respectively, commencing the beginning of the next succeeding calendar quarter after notice is delivered to the Lenders in accordance with the terms of Section 11.02 hereof, provided that, if the next succeeding calendar quarter commences sooner than 10 days following such notice, the effectiveness of the designation as an Unrestricted Subsidiary or Restricted Subsidiary, respectively, will commence on the beginning of the second succeeding calendar quarter following such notice.

         "Unused Facility Amount" means the Commitment minus the sum of (a) all outstanding Revolver Advances, plus (b) all outstanding Special Purpose Advances, if any, but only if the Special Purpose Loan is a revolving loan as determined in accordance with the terms of Section 2.17 hereof, plus (c) all issued and outstanding Letters of Credit, plus (d) all reimbursement obligations with respect to any draws under any Letters of Credit.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Williams Agreement" means that certain IRU Agreement dated December 12, 1996 among the Borrower, Vyvx, Inc. (now known as Williams Communications, Inc.), and The WilTech Group (now known as Williams Communications Group, Inc.), as amended by Amendment No. 1 dated November 25, 1997 and as further amended from time to time.

         "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         "Year 2000 Compliant" means, with respect to a Person, that all computer hardware and software that are material to the business and operations of such Person will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, including functions with respect to any leap year.

         1.02. Accounting and Other Terms . All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Parent, the Borrower and its Restricted Subsidiaries, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, (a) definitions imparting the singular shall include the plural and vice versa and (b) all references to time are deemed to refer to Dallas time. In any calculation made hereunder, including, without limitation, calculations made under Section 8.01 hereof,
Section 8.18 hereof and the definition of Applicable Margin hereof, to the extent that any such calculations are made in reliance upon financial information supplied to the Administrative Agent and the Lenders in accordance with the terms hereof and such information is later corrected or changed in any manner (pursuant to an audited statement or otherwise), all such calculations made in accordance with the terms hereof shall be changed and effective retroactively as if the correct information had been delivered originally.


                          ARTICLE II. THE LOAN FACILITY

         2.01. Loans.

                  (a) Revolver Loans. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Revolver Advances to the Borrower on a Business Day during the period from the Closing Date to the Maturity Date, in an aggregate principal amount outstanding not to exceed at any time such Lender's Revolver Specified Percentage of the difference between the Revolver Commitment and the sum of the undrawn face amount of all outstanding Letters of Credit, plus reimbursement obligations under Article III hereof. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolver Advances; provided, however, that at no time shall the sum of (i) all outstanding Revolver Advances, plus (ii) the undrawn face amount of all outstanding Letters of Credit, plus (iii) reimbursement obligations under Article III hereof exceed the Revolver Commitment.

                  (b) Term Loan. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to continue the Term Loan it made available to the Borrower on the "Closing Date" as defined in the Original Credit Agreement, in an aggregate principal amount equal to such Lender's Term Loan Specified Percentage of $200,000,000. Once repaid, no Term Loan Advance may be reborrowed.

                  (c) Uncommitted Special Purpose Loans. Each Lender agrees, on the terms and subject to the conditions hereinafter set forth, that until December 31, 2000, this Agreement may be amended from time to time in accordance with the terms of Section 2.17 hereof to permit the Lenders, if any, or such new creditors in accordance with the terms of
         Section 2.17 hereof, to make Special Purpose Advances under the Special Purpose Loan, whether such loan is a term loan or revolving loan, to the Borrower in an aggregate principal amount outstanding not to exceed at any time $250,000,000, all in accordance with, and subject to the terms of, Section 2.17 hereof.

                  (d) Maximum Aggregate Borrowings. Notwithstanding the foregoing provisions and all other provisions of this Agreement and the Loan Papers, until the Administrative Agent and the Lenders are in receipt of an executed Compliance Certificate evidencing compliance with all terms and conditions of this Agreement using the Borrower prepared financial statements for the 1998 year end and fiscal quarter ending December 31, 1998, the sum of (i) the maximum aggregate Advances outstanding under the Loans (the Revolver Loan, the Special Purpose Loan, if any, and the Term Loan) and (ii) the face amount of all outstanding Letters of Credit, shall not exceed $275,000,000 at any one time.

         2.02. Making Advances.

                  (a) Each Borrowing of Advances shall be made upon the written notice of the Borrower, received by Administrative Agent not later than
         (i) 10:00 a.m. three Business Days prior to the date of the proposed Borrowing, in the case of Advances which are LIBOR Advances and (ii) 3:00 p.m. one Business Day prior to the date of the proposed Borrowing, in the case of Advances which are Base Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy or telephone, promptly confirmed by letter, in substantially the form of Exhibit D hereto specifying therein:

                    (i) the date of such proposed Borrowing, which shall be a Business Day, and whether such Borrowing will be under the Revolver Loan or the Special Purpose Loan;

                    (ii) the Type of Advances of which the Borrowing is to be comprised;

                    (iii) the amount of such proposed Borrowing which, (A) with respect to Advances drawn under (I) the Revolver Loan, shall not exceed the unused portion of the Revolver Commitment less outstanding Letters of Credit and reimbursement obligations and (II) the Special Purpose Loan, shall not exceed the unused portion of the Special Purpose Commitment, if any, and (B) shall (I) in the case of a Borrowing of Base Advances, be in an amount of not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof (or any lesser amount if such amount is the remaining undrawn portion under the Revolver Commitment or Special Purpose Commitment, respectively), and (II) in the case of a

         Borrowing of LIBOR Advances, be in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and

                    (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

         If the Borrowing Notice fails to specify (a) whether such Borrowing is under the Revolver Loan or the Special Purpose Loan, then such Borrowing shall be deemed to be made under the Revolver Loan, (b) the duration of the initial Interest Period for any Borrowing or Refinancing Advance, as applicable, comprised of LIBOR Advances, such Interest Period shall be three months. Administrative Agent shall promptly notify Lenders of each such notice. Each Lender shall, before 1:00 p.m. on the date of each Advance under the Revolver Loan and the Special Purpose Loan hereunder (other than a Refinancing Advance), make available to Administrative Agent, at its office at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, such Lender's Revolver Specified Percentage or Special Purpose Specified Percentage, as applicable, of the aggregate Advances under the Revolver Loan or Special Purpose Loan, as applicable, to be made on that day in immediately available funds.

         (b) Unless any applicable condition specified in Article IV has not been satisfied, Administrative Agent will make the funds promptly available to the Borrower (other than with respect to a Refinancing Advance) by either (i) wiring such amounts pursuant to any wiring instructions, or (ii) depositing such amount in the account of the Borrower at the Administrative Agent, in each case as specified by the Borrower to the Administrative Agent in writing.

         (c) After giving effect to any Borrowing, (i) there shall not be more than seven different Interest Periods in effect and (ii) the aggregate principal amount of outstanding Advances under (A) the Revolver Loan, plus the sum of the outstanding face amount of the Letters of Credit, and reimbursement obligations under Article III shall not exceed the Revolver Commitment and (B) the Special Purpose Loan shall not exceed the Special Purpose Commitment.

         (d) No Interest Period applicable to any Advance shall extend beyond the Maturity Date.

         (e) Unless a Lender shall have notified Administrative Agent prior to the date of any Advance that it will not make available its Applicable Specified Percentage of any Advance, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a) hereof, and Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and the Borrower severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Agent, at (i) in the case of the Borrower, the Base Rate, and
(ii) in the case of such Lender, the Federal Funds Rate.

         (f) The failure by any Lender to make available its Applicable Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Applicable Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

         (g) The Borrower and the Parent shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified for an Advance, the conditions to the Advance set forth herein (including a Refinancing Advance) or (ii) the Borrower's requesting that an Advance (including a Refinancing Advance) not be made on the date specified in the Borrowing Notice.

         2.03. Evidence of Debt for Borrowed Money.

         (a) The Advances made by each Lender under the Revolver Loan shall be evidenced by a Revolver Note in the amount of such Lender's Revolver Specified Percentage of the Revolver Commitment in effect on the Closing Date.

         (b) The Advances made by each Lender under the Special Purpose Loan shall be evidenced by a Special Purpose Note as determined in accordance with the terms of Section 2.17 hereof.

         (c) The Advances made by each Lender under the Term Loan shall be evidenced by a Term Loan Note in the amount of such Lender's Term Loan Specified Percentage of $200,000,000.

         (d) Administrative Agent's and each Lender's records shall be presumptive evidence as to amounts owed Administrative Agent and such Lender under the Notes and this Agreement.

         2.04. Optional Prepayments.

         (a) The Borrower may, upon at least two Business Days prior written notice to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a prepayment of a Base Advance, the notice of prepayment may be given by telephone by 3:00 p.m. upon at least one Business Day prior written notice. Each partial prepayment shall, in the case of Base Advances under the Loans, be in an aggregate principal amount of not less than $100,000 or a larger integral multiple of $50,000 in excess thereof and, in the case of LIBOR Advances under the Loans, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Section 2.12 and Section 2.14 hereof, shall be due and payable on the date specified in such notice unless the Borrower revokes its notice, provided that, if the Borrower revokes its notice of prepayment prior to such date specified, the Borrower shall reimburse the Administrative Agent for the account of all Lenders for all Consequential Losses suffered by each Lender as a result of the Borrower's failure to prepay. A certificate of each Lender claiming compensation under this Section 2.04(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim.

         (b) The application of prepayments made under this Section 2.04 as between the Revolver Loan, the Special Purpose Loan and the Term Loan shall be determined in accordance with the provisions of Section 2.13(f) hereof. All prepayments made pursuant to this Section 2.04 shall be first applied to Base Advances then to LIBOR Advances, all without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses.

         2.05. Mandatory Prepayments.

         (a) Asset Sales, PSINet Shares and Investments. To the extent that (i) the Parent, the Borrower or any of the Restricted Subsidiaries consummates any sale, transfer, conveyance or other divestiture of any asset or any of its Properties other than Permitted Asset Sales (this provision in and of itself not constituting permission to effectuate any such transactions), and/or (ii) the Parent, the Borrower or any Restricted Subsidiary receives proceeds from the sale of all or any portion of the PSINet Shares, and/or (iii) the Parent, the Borrower or any of the Restricted Subsidiaries consummates any sale of all or any portion of any Investment made under subsection (b) of the definition of "Permitted Investments", then the Borrower shall immediately use 100% of the Net Proceeds of any such transaction to repay the Obligations under the Loans.

         (b) Public or Private Issuance of Equity. To the extent that the Parent, the Borrower or any of the Restricted Subsidiaries consummates any public or private issuance of equity (this provision in and of itself not constituting permission to do so), then the Borrower shall immediately use the net proceeds to repay the Obligations under the Loans.

         (c) Mandatory Prepayments, Generally. The application of prepayments made under this Section 2.05 as between the Revolver Loan, the Special Purpose Loan and the Term Loan shall be determined in accordance with the provisions of
Section 2.13(f) hereof. All prepayments made pursuant to this Section 2.05 shall be first applied to Base Advances then to LIBOR Advances, all without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses.

         2.06. Repayment.

         (a) LIBOR Advances. The principal amount of each LIBOR Advance is due and payable on the last day of the applicable Interest Period, which principal payment may be made by means of a Refinancing Advance in accordance with the terms of Section 2.09 hereof (and subject to the other provisions of this Agreement).

         (b) Commitment Reduction. On the date of a reduction of the Commitment pursuant to Section 2.11 hereof, the aggregate amount of outstanding (i) Revolver Advances in excess of the Revolver Commitment as reduced, and (ii) if the Special Purpose Loan is a revolving loan as determined in accordance with
Section 2.17 hereof, the Special Purpose Advances in excess of the Special Purpose Commitment as reduced, shall be immediately due and payable (which such principal repayments may not be made by means of Refinancing Advances).

         (c) Term Loan Repayment. The Term Loan shall be due and payable in full on the Maturity Date, and all Term Loan Advances and other Obligations shall be due and payable in full on the Maturity Date.

         (d) Maturity Date. All outstanding Advances under the Loans and all other Obligations shall be due and payable in full on the Maturity Date.

         (e) Repayments, Generally. All outstanding Advances and other Obligations shall be due and payable in full on the Maturity Date. Any repayments made pursuant to this Section shall be without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses. Repayment of Advances shall be applied to Base Advances first, and then to LIBOR Advances.

         2.07. Interest. Subject to Section 2.08 and Section 11.08 hereof, the Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at either the Base Rate or the LIBOR Rate, as set forth in subsection (i) or (ii) below, as selected by the Borrower in accordance with Section 2.02 hereof and as follows:

                  (i) Base Advances. Base Advances shall bear interest at a rate per annum equal to the Base Rate as in effect from time to time. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to this sentence.

                  (ii) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance.

                  (iii) Payment Dates. Accrued and unpaid interest on Base Advances shall be paid quarterly in arrears on each Quarterly Date and on the Maturity Date. Accrued and unpaid interest in respect of each LIBOR Advance shall be paid on the last day of the appropriate Interest Period, on the Maturity Date and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on the date which falls three, six, and nine months after the beginning of such Interest Period.

         2.08. Default Interest. During the continuation of (a) any Default under Section 9.01(a) hereof (the three day grace period for interest, fees and other amounts payable) and (b) any Event of Default, the Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder at a per annum rate equal to the lesser of the (a) the Highest Lawful Rate and (b) the Base Rate plus 2%. LIBOR Advances shall not be available for selection by the Borrower during the continuance of an Event of Default.

         2.09. Continuation and Conversion Elections.

         (a) The Borrower may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement:

                  (i) elect to convert, on any Business Day, all or any portion of outstanding Advances which are Base Advances (in an aggregate amount not less than $500,000 or an integral multiple of $100,000 in excess thereof) into LIBOR Advances; or

                  (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding Advances which are LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $100,000 or an integral multiple of $50,000 in excess thereof) into Base Advances; or

                  (iii) elect to continue, at the end of any Interest Period therefor, any Advances which are LIBOR Advances;

         provided, however, that if the aggregate amount of outstanding LIBOR Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $500,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Advances at the end of each respective Interest Period.

         (b) The Borrower shall deliver a notice of conversion or continuation (a "Conversion or Continuation Notice"), in substantially the form of Exhibit E hereto, to Administrative Agent not later than (i) 10:00 a.m. three Business Days prior to the proposed date of conversion or continuation, if the Advances (or any portion of either thereof) are to be converted into or continued as LIBOR Advances; and (ii) 3:00 p.m. one Business Day prior to the proposed date of conversion or continuation, if the Advances (or any portion thereof) are to be converted into Base Advances.

         Each such Conversion or Continuation Notice shall be by telecopy or telephone, promptly confirmed by letter, specifying therein:

                  (i) the proposed date of conversion or continuation;

                  (ii) the aggregate amount of Advances to be converted or continued, and whether the Advances are Revolver Advances, Special Purpose Advances or Term Loan Advances;

                  (iii) the nature of the proposed conversion or continuation;
         and

                  (iv) the duration of the applicable Interest Period.

         (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Advances effective as of the expiration date of such current Interest Period.

         (d) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than seven different Interest Periods.

         2.10. Fees.

         (a) Revolver Commitment Fee. Subject to Section 11.08 hereof, the Borrower shall pay to Administrative Agent for the account of Lenders pro rata in accordance with each Lender's Revolver Specified Percentage, a commitment fee (the "Revolver Commitment Fee") equal to 0.500% per annum on the average daily amount of the difference between (i) the Revolver Commitment and (ii) the sum of
(A) all outstanding Revolver Advances and (B) the face amount of all outstanding Letters of Credit, payable in arrears on each Quarterly Date commencing with the first Quarterly Date after the Closing Date, and continuing until the Maturity Date.

         (b) Other Fees. Borrower shall pay to Administrative Agent and the Lenders such other fees as set forth in any Fee Letters addressed to the Administrative Agent or any Lender.

         2.11. Reduction of Commitments.

         (a) Mandatory Termination of the Revolver Commitment and the Special Purpose Commitment. The Revolver Commitment and, if the Special Purpose Loan is a revolving loan in accordance with the terms of Section 2.17 hereof, the Special Purpose Commitment, shall both automatically be reduced to zero and terminate on the Maturity Date.

         (b) Mandatory Reduction of Commitment Due to Asset Sales. The Commitment shall be reduced immediately and automatically in an amount equal to any amount required by Section 2.05(a) hereof to prepay the Loans as a result of
(i) any sales, transfers, conveyances or other divestitures of assets and Properties of the Borrower, the Parent or any of the Restricted Subsidiaries (this provision in and of itself not constituting permission to effectuate any such transactions) and (ii) the receipt by the Parent, the Borrower or any Restricted Subsidiary of proceeds from the sale of all or any portion of the PSINet Shares, provided that, so long as there exists no Default or Event of Default both before and after giving effect to such asset sales or Property sales and both before and after any permitted reinvestment and so long as the aggregate amount of Permitted Investments outstanding at any one time does not exceed in initial purchase price $50,000,000, the Commitment shall not be automatically and immediately reduced if the Borrower in good faith intends to reinvest, and such proceeds are ultimately reinvested within a 12 month period after any such asset sale, in telecommunications assets, internet assets, Permitted Acquisitions or Permitted Investments.

         (c) Mandatory Reduction of Commitment Due to Issuances of Public or Private Equity. If at the time of any issuance of public or private equity by the Borrower, the Parent or any of the Restricted Subsidiaries (this provision in and of itself not constituting permission to effectuate any such transaction), the Total Leverage Ratio is in excess of 3.00 to 1.00, from the period from the date hereof and thereafter, the Commitment shall be reduced immediately and automatically in an amount equal to 50% of any amount required by Section 2.05(b) hereof to prepay outstanding Advances under the Loans (regardless of whether there are actually any outstanding Advances) as a result of any issuances of public or private equity (this provision in and of itself not constituting permission to effectuate any issuances of public or private equity), provided that, notwithstanding the foregoing, (A) if there exists any Event of Default at such time 100% of the net proceeds shall be used to reduce the Commitment, (B) if (I) there exists no Default or Event of Default both before and after giving effect to any such issuance and (II) the proceeds of any such issuance are invested within a 12 month period in (x) Permitted Acquisitions and/or (y) Permitted Investments and/or (z) telecommunications or internet assets, the Commitment shall not be automatically and immediately reduced by any such amount, (C) if (I) there exists no Default or Event of Default both before and after giving effect to any such issuance, (II) the Parent has issued common stock and (III) the proceeds of any such issuance of common stock are used within a 12 month period to repurchase not more than 35% of the outstanding Junior Exchangeable in accordance with the terms of the Junior Exchangeable Documentation, the Commitment shall not be automatically and immediately reduced by any such amount, and (D) if there exists no Default or Event of Default both before and after giving effect to any such issuance, the Commitment shall not be automatically and immediately reduced by the net proceeds of any Preferred Stock issued by the Parent in accordance with the terms of Section 8.02(f)(i) hereof.

         (d) Change of Control. If any Change of Control shall have occurred, each of the Revolver Commitment and the Special Purpose Commitment (if the Special Purpose Loan is a revolving loan as determined in accordance with
Section 2.17 hereof) shall immediately and automatically be reduced to zero, provided that, except with respect to the Subordinated Notes as provided in subsection (e) below, if the Loans are rated at least BBB or above, or any equivalent thereto, by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc. on the 30th day following the event that otherwise would constitute a Change of Control (the "Change of Control Determination Date"), neither the Revolver Commitment or the Special Purpose Commitment shall be reduced to zero as a result of this Section, provided, however, that to the extent there is a "rating watch" with respect to the Loans or other rating agency review on such 30th day, then the Change of Control Determination Date shall be the first Business Day thereafter on which the Loans are not subject to a "rating watch" or other rating agency review rating by either Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.

         (e) Redemption, Repurchase of the Subordinated Notes. Upon any binding request or demand for redemption (whether mandatory or otherwise, or defeasance with respect to either thereof) of the Subordinated Notes (whether pursuant to a Change of Control or otherwise), the Revolver Commitment and the Special Purpose Commitment (if the Special Purpose Loan is a revolving loan as determined in accordance with Section 2.17 hereof) shall immediately and automatically be reduced to zero.

         (f) Voluntary Commitment Reductions. The Borrower may from time to time, upon notice to Administrative Agent not later than 1:00 p.m., three Business Days in advance, terminate in whole or reduce in part the Commitment, as designated by the Borrower; provided, however, that the Borrower shall pay the accrued interest and the applicable accrued Commitment Fee on the amount of such reduction and all amounts due, and any partial reduction shall be in an aggregate amount which is an integral multiple of $5,000,000.

         (g) Commitment Reduction and Repayments, Generally. Application of both voluntary and mandatory reductions of the Commitments as between the Revolver Commitment and the Special Purpose Commitment (if the Special Purpose Loan is a revolving loan, as determined in accordance with the terms of Section 2.17 hereof) shall be determined in accordance with the terms of Section 2.13(f) hereof. To the extent outstanding Revolver Advances exceed the Revolver Commitment after any reduction thereof, the Borrower shall repay, on the date of such reduction, any such excess amount and all accrued interest thereon, the applicable Revolver Commitment Fee on the amount of such reduction and all amounts due. If the Special Purpose Loan is a revolving loan as determined in accordance with the terms of Section 2.17 hereof, to the extent outstanding Special Purpose Advances exceed the Special Purpose Commitment after any reduction thereof, the Borrower shall repay, on the date of such reduction, any such excess amount and all accrued interest thereon, the applicable Special Purpose Commitment Fee on the amount of such reduction and all amounts due.

Once reduced or terminated, none of the Revolver Commitment or the Special Purpose Commitment may be increased or reinstated (except the Special Purpose Commitment, in accordance with the terms of Section 2.17 hereof). No reduction of the Commitment, either voluntary or mandatory shall relieve or alter the mandatory reduction and termination of the Revolver Commitment and the Special Purpose Commitment (if the Special Purpose Loan is a revolving loan as determined n accordance with the terms of Section 2.17 hereof) pursuant to
Section 2.11 hereof.

         2.12. Funding Losses . The Borrower may prepay the outstanding principal balance of any Advance, in full at any time or in part from time to time in accordance with the terms of Section 2.04 hereof, provided, that as a condition precedent to the Borrower's right to make, and any Lender's obligation to accept, any such prepayment, each such prepayment shall be in the amount of 100% of the principal amount to be prepaid, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Agent and Lenders under the Loan Papers on or before the prepayment date but have not been paid, plus (subject to Section 11.08 hereof) any Consequential Loss.

         The Borrower agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

         2.13. Computations and Manner of Payments.

         (a) The Borrower shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds (by wire transfer or otherwise) to Administrative Agent, for the account of Lenders unless otherwise specifically provided herein, at Administrative Agent's office at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, referencing IXC Communications Services, Inc. in payment of its Obligations. No later than the end of each day when each payment hereunder is made, the Borrower shall notify Loan Operations at (214) 209-9192 or such other Person as Administrative Agent may from time to time specify.

         (b) Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Borrower shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Borrower with such Lender.

         (c) Subject to Section 11.08 hereof, interest on LIBOR Advances under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Subject to Section 11.08 hereof, interest on Base Advances, the Commitment Fee and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 365 or 366 days, as applicable. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Commitment Fee is payable. Each determination by Administrative Agent or a Lender of an interest rate, fee or commission hereunder shall be presumptive evidence of the validity of such claim. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

         (d) Whenever any payment to be made hereunder or under any other Loan Papers shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, if applicable; provided, however, if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually obtain funds for any Advance at any particular index or reference rate.

         (f) Notwithstanding anything to the contrary herein or in any Loan Paper, to the extent the Borrower makes any voluntary prepayment, or voluntary reduction of the Commitment under Sections 2.04 or 2.11 hereof, or any mandatory prepayment, or mandatory reduction of the Commitment under Sections 2.05 and
2.11 hereof, then such reduction of Commitment or such prepayment shall be applied as follows:

                  (i) so long as there exists no Default or Event of Default, all voluntary Commitment reductions and all voluntary repayments and prepayments shall be applied as directed by the Borrower, and in the absence of direction by the Borrower, shall be deemed to prepay and reduce, respectively, (1) the Revolver Loan and the Revolver Commitment until the Revolver Commitment has been reduced to zero and the outstandings under the Revolver Loan have been repaid in full, then (2) if the Special Purpose Loan is a revolving loan as determined in accordance with Section 2.17 hereof, the Special Purpose Advances and the Special Purpose Commitment until the Special Purpose Commitment has been reduced to zero and the outstandings under the Special Purpose Loan have been repaid in full, then (3) if the Special Purpose Loan is a term loan as determined in accordance with Section 2.17 hereof, the Special Purpose Loan until the Special Purpose Advances have been repaid in full, then (4) the Term Loan until the Term Loan Advances have been repaid in full and then (5) to all remaining outstanding and unpaid Obligations; and

                  (ii) if there exists a Default or Event of Default, all mandatory and voluntary Commitment reductions shall be applied (A) to the Revolver Commitment and to the Special Purpose Commitment, pro rata, if the Special Purpose Loan is a revolving loan as determined in accordance with the terms of Section 2.17 hereof or (B) to the Revolver Commitment, if the Special Purpose Loan is a term loan as determined in accordance with the terms of Section 2.17 hereof; and

                  (iii) if there exists a Default or Event of Default, all mandatory and voluntary prepayments shall be applied to Advances outstanding under the Special Purpose Loan (if any), the Revolver Loan and the Term Loan, pro rata, until the Advances outstanding under each of the Special Purpose Loan, the Revolver Loan and the Term Loan have been repaid in full, and then to all remaining outstanding Obligations.

         2.14. Yield Protection; Changed Circumstances.

         (a) If any Lender determines that either (i) the adoption of any Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.14(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.14(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim. If such Lender demands compensation under this Section 2.14(a), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement; provided, however, that the Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

         (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance, or imposes on any Lender any other condition affecting a Letter of Credit; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Letter of Credit, LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes, the Letters of Credit or reimbursement obligations by an amount deemed by such Lender, to be material, then, within five days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify the Borrower of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.14(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances, of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.14(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim. If such Lender demands compensation under this Section 2.14(b), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement; provided, however, that the Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

         (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to issue or maintain Letters of Credit, make LIBOR Advances, to continue to fund or maintain LIBOR Advances hereunder, make Base Rase Advances or otherwise perform any of such Lender's obligations hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower, such Lender may take any of the following actions: (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Advance, (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances or Base Rate Advances, or both, shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, and (iii) the obligation of such Lender to make or maintain Letters of Credit shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

         (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

         (e) If any Lender notifies Administrative Agent that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall promptly so notify the Borrower, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies the Borrower of such fact.

         (f) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.14 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.14.

         (g) The obligations of the Borrower under this Section 2.14 shall survive any termination of this Agreement, provided that, in no event shall the Borrower be required to make a payment under this Section 2.14 with respect to any event of which the Lender making such claim had knowledge more than 12 months prior to demand for such payment.

         (h) Determinations by Lenders for purposes of this Section 2.14 shall be presumptively correct. Any certificate delivered to the Borrower by a Lender pursuant to this Section 2.14 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

         (i) Notwithstanding any other provision of this Agreement, no Lender not organized under the Laws of the United States or any State (or which has a Bank Affiliate not organized under the Laws of the United States or any State) shall be entitled to compensation pursuant to this Section 2.14 with respect to any amount which would otherwise be due under this Section 2.14 but which is the result of an act of a Tribunal of the country in which such Lender or Bank Affiliate is organized, provided that, Lenders organized under the Laws of Canada will be entitled to the benefits of this Section as a result of an act of a Tribunal of Canada.

         2.15. Use of Proceeds.

                  (a) Revolver Advances. The proceeds of the Revolver Advances shall be available (and the Borrower shall use such proceeds) solely
         (a) for Permitted Acquisitions consummated by the Parent, the Borrower and the Designated Restricted Subsidiaries, (b) for Capital Expenditures made by the Parent, the Borrower and the Designated Restricted Subsidiaries and permitted under the terms of this Agreement, (c) for working capital of the Parent, the Borrower and the Designated Restricted Subsidiaries and (d) for other lawful corporate purposes of the Parent, the Borrower and the Designated Restricted Subsidiaries.

                  (b) Special Purpose Advances and the Initial Term Loan Advance. The proceeds of the Special Purpose Advances and the initial Term Loan Advance shall be available (and the Borrower shall use such proceeds) solely to finance capital lease obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Parent, the Borrower or any Designated Restricted Subsidiary.

         2.16. Collateral and Collateral Call.

         (a) Collateral. Payment of the Obligations will be secured by (i) a first perfected security interest in 100% of the Capital Stock of the Borrower and each of the Subsidiaries of the Parent and the Borrower, except Excluded Stock, (ii) Unlimited Guaranties of the Obligations by each Guarantor, (iii) a first perfected security interest (except for Permitted Liens) in accounts, inventory, non-fixture equipment of the Borrower, the Parent and each of the Restricted Subsidiaries, inter-company loans among the Parent, the Borrower, and the Subsidiaries (except loans between Unrestricted Subsidiaries), the Borrower Deposit Account and the Parent Deposit Account, but excluding (A) all tangible and intangible assets of Mutual Signal and the Subsidiaries of Mutual Signal,
(B) fiber and other related assets subject to an IRU, (C) microwave assets of the Parent, the Borrower and the Restricted Subsidiaries, (D) intellectual property of the Parent, the Borrower and the Restricted Subsidiaries, (E) motor vehicles, and (F) assets subject to Liens permitted under Section 8.03(b) hereof, and (iv) certain real estate sites and contract rights of the Parent, the Borrower and the Restricted Subsidiaries (except Mutual Signal and its Subsidiaries) (collectively, together with all other Properties or assets of the Parent, the Borrower, Subsidiaries and other Persons securing the Obligations from time to time, the "Collateral"). The Borrower agrees that it will, and will cause the Parent and the Restricted Subsidiaries to execute and deliver, or cause to be executed and delivered, such documents as the Administrative Agent may from time to time reasonably request to create and perfect a first Lien (subject to Permitted Liens) for the benefit of the Administrative Agent and the Lenders in the Collateral, subject to the terms of Section 6.18 hereof.

         (b) Collateral Call. The Borrower agrees upon the creation, formation or acquisition of any direct or indirect Restricted Subsidiary of the Borrower and/or the Parent, to immediately pledge 100% of the Capital Stock of any such Restricted Subsidiary to secure the Obligations, pursuant to a pledge agreement substantially in the form of Exhibit H hereto, and to promptly deliver to the Administrative Agent all certificates or other documentation evidencing 100% of such Capital Stock and, if such Capital Stock is stock of a corporation, together with stock powers executed in blank. The Borrower agrees, notwithstanding (a) above, promptly upon request by the Administrative Agent, to use its best efforts to take all actions necessary or advisable to promptly grant the Administrative Agent on behalf of the Lenders a Lien and/or security interest in all or any portion of the tangible and intangible assets and Properties of the Parent, the Borrower and the Restricted Subsidiaries (whether through Capital Stock or otherwise), including to immediately pledge/mortgage or grant a first priority security interest in real property to secure the Obligations, provided that under no circumstances shall the Borrower be required to grant a Lien and/or security interest in the microwave assets, motor vehicles, and other Properties and assets of the Parent, the Borrower and the Restricted Subsidiaries subject to a Permitted Lien or a Lien permitted by
Section 8.03(b) hereof, or other assets which are prohibited by law or prohibited contractually on the date hereof from being subject to Liens. The Borrower agrees to use its best efforts to (and cause the Parent and the Restricted Subsidiaries to use their best efforts to), upon the request of the Majority Lenders, grant the Administrative Agent on behalf of Lenders a first priority Lien or security interest (subject to Permitted Liens) in any asset of the Borrower, the Parent or any of their Restricted Subsidiaries.

         2.17. Conditions Precedent to the Making of the Special Purpose Loan.

         Upon written request by the Borrower to Lenders of its choice (including, as set forth below, other lenders not initially party to this Agreement or the other Loan Papers), and only so long as each Lender determines in its sole discretion in writing to make such Special Purpose Loan available to the Borrower, or increase the amount of the Special Purpose Loan, the Special Purpose Loan shall be made to the Borrower under the terms hereof, or increased under the terms hereof, in an aggregate outstanding amount not to exceed $250,000,000, in accordance with, and subject to, each of the terms and conditions set forth below:

                  (a) The Special Purpose Loan, or any increase to the Special Purpose Loan must be effective prior to December 31, 2000. The Borrower and the Administrative Agent may request any or all of the Lenders and any new creditors to participate in the making of the Special Purpose Loan. No Lender shall be required to participate. The Borrower, the Administrative Agent and the participating Lenders, and any new creditors participating in the making of the Special Purpose Loan, shall agree as to whether the Special Purpose Loan is a revolving loan or a term loan, and shall further agree on all terms and conditions in connection with such loan, including facility fees, commitment fees, administrative fees, underwriting fees and other fees and amounts, interest, amortization and other terms and conditions, provided that, notwithstanding the foregoing, the Maturity Date shall be the same for the Special Purpose Loan. Each such Lender electing to participate in such Special Purpose Loan shall commit to an amount not less than $10,000,000, but shall accept any allocation amount designated by the Borrower and the Administrative Agent that is equal to or less than its proposed portion of the Special Purpose Loan. The amount of the Special Purpose Loan (or the Special Purpose Commitment, if the Special Purpose Loan is a revolving loan) shall be in excess of $50,000,000, but not in an amount in excess of $250,000,000.

                  (b) Notwithstanding any other provision of this Agreement and the Loan Papers, it is expressly agreed by each Lender that any provision of Article II and Section 4.02(g) of this Agreement, and each of the definitions used therein, may be amended, or amended and restated, to effectuate the intent of this Section 2.17 by an agreement of the new lenders for the Special Purpose Loan representing 51% or more of the aggregate amount of the Special Purpose Loan, provided that, notwithstanding the foregoing (i) no such amendment will (A) increase the Revolver Commitment, (B) reduce any principal, interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under Section 9.01(a) hereof, (C) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (D) release or impair any Collateral or guaranties securing any Obligor's obligations hereunder, other as contemplated hereby and by the other Loan Papers or (E) change the meaning of "Total Specified Percentage", "Revolver Specified Percentage", "Term Loan Specified Percentage", except to adjust them to effectuate the intent of Section 2.17 hereof, or the number of Lenders required to take any action hereunder, (F) change the definitions of "Commitment", "Revolver Commitment", "Maturity Date", "Majority Lenders", or "Letter of Credit Commitment", without the consent of all Lenders, and (ii) this Agreement and the Loan Papers will only be amended in order to effectuate the intent of this Section 2.17.

                  (c) Upon satisfaction of each of the conditions precedent in this Section 2.17, after the making of the Special Purpose Loan, and if the Special Purpose Loan is a revolving loan, the Borrower shall be entitled to increase the amount of the Special Purpose Commitment from time to time in an aggregate amount for all such increases not to exceed $200,000,000, and in each case by not less than $10,000,000 (or $5,000,000 multiples thereof), provided that the Special Purpose Commitment may not exceed $250,000,000 in the aggregate at any time. Each Lender specified by the Borrower shall have received not less than ten days' prior written notice from the Borrower (or such lesser notice as acceptable to each specified Lender) requesting such Special Purpose Commitment increase. Each such Lender electing to participate in such Special Purpose Commitment increase shall commit to an amount not less than $10,000,000, but shall accept any allocation amount designated by the Borrower and the Administrative Agent that is equal to or less than its proposed portion of the Special Purpose Commitment increase. If the Special Purpose Loan is a term loan, the Borrower shall not be entitled to increase the Special Purpose Loan.

                  (d) On any date of proposed making of a Special Purpose Loan or increase to the Special Purpose Commitment, the representations and warranties contained in Article V hereof must be true and correct on such date, as though made on and as of such date, except to the extent expressly made only as of a prior date.

                  (e) On any date of proposed making of a Special Purpose Loan or increase to the Special Purpose Commitment, no Default or Event of Default shall exist, and no Default or Event of Default would result from the making of such Special Purpose Loan or such increase to the Special Purpose Commitment, and, with respect to any increase to such Special Purpose Commitment, the sum of all Special Purpose Advances outstanding shall not exceed the Special Purpose Commitment.

                  (f) The Borrower shall have paid all such Lenders (including new lenders) agreeing to provide any portion of the Special Purpose Loan all facility fees and other upfront fees prior to the making of the Special Purpose Loan. For any increase from time to time to the Special Purpose Commitment, the Borrower and such Lenders (including the new lenders) shall have agreed to an upfront facility fee for each such increase, such fees to be negotiated at the time of access of each such increase, which such fees in each case shall be paid prior to or on the date of such increase.

                  (g) Notwithstanding anything herein or in any other Loan Paper to the contrary, the Borrower and the Administrative Agent may agree to add other creditors in connection with the making of the Special Purpose Loan or any proposed increase to the Special Purpose Commitment.

                  (h) With respect to the making of the Special Purpose Loan and each increase to the Special Purpose Commitment, the Administrative Agent shall have received a pro-forma Compliance Certificate in form and substance acceptable to the Lenders and demonstrating compliance with the terms of this Agreement and the Loan Papers for one full year after the date of the making of any Special Purpose Loan and each increase to the Special Purpose Commitment.

                  (i) With respect to the making of the Special Purpose Loan and each increase to the Special Purpose Commitment, the Administrative Agent shall have received financial projections in form and substance acceptable to the Lenders and demonstrating compliance with the financial covenants set forth in Section 8.01 hereof throughout the term of this Agreement.

                  (j) With respect to the making of the Special Purpose Loan and each increase to the Special Purpose Commitment, the Administrative Agent shall have received a certificate from the Borrower to the effect that (i) such making of the Special Purpose Loan or such increase has received all required regulatory approvals, if necessary, and is in compliance with all applicable Laws, and (ii) no other approvals or consents from any Person are required by any such Person except to the extent they have been received.

                  (k) With respect to the making of the Special Purpose Loan and each increase to the Special Purpose Commitment, the Administrative Agent and each Lender (including any new Lenders party hereto) shall have received new Special Purpose Notes evidencing the Special Purpose Loan, and any increase in the Special Purpose Commitment, and the Borrower, each Lender and each new Lender agrees to execute any and all such documents deemed necessary by the Administrative Agent in order to effectuate this Section 2.17 (and for no other purpose), whether UCC-1s, new documentation relating to any Collateral, Unlimited Guaranty or otherwise.

                  (l) Promptly after making the Special Purpose Loan and promptly after any increase of the Special Purpose Commitment, the Administrative Agent shall deliver to each Lender evidence of new Special Purpose Specified Percentages and Total Specified Percentages adjusted to give effect to the Special Purpose Loan or any increase in the Special Purpose Commitment.

                  (m) With respect to the making of the Special Purpose Loan and each increase to the Special Purpose Commitment, on or prior to the date of making of such loan or increase, each new lender being added to the credit facility shall deliver to the Borrower and the Administrative Agent documentation acceptable to the Administrative Agent evidencing such new Lender's acceptance of this Agreement and all the other Loan Papers in form and substance reasonably acceptable to the Administrative Agent (and making such lender a party to this Agreement and the other Loan Papers).

                  (n) With respect to the making of the Special Purpose Loan and each increase to the Special Purpose Commitment, on the date of making of such loan or any such increase, the Administrative Agent shall deliver to the Borrower notice of the cost of any LIBOR breakage or other Consequential Loss incurred by any Lender as a result of such increase and reallocation to the Lenders, and the Borrower shall pay such costs on the date of increase in immediately available funds to the Administrative Agent on behalf of such Lenders.

         In connection with the making of any Special Purpose Loan and any increase to the Special Purpose Commitment in accordance with the terms of this
Section 2.17, each existing Lender (regardless of whether such Lender is participating in such increase) agrees to execute any and all agreements requested by the Administrative Agent to effectuate the intent of this Section 2.17.

                         ARTICLE III. LETTERS OF CREDIT

         3.01. Issuance of Letters of Credit. Letters of Credit issued under the Original Credit Agreement shall be deemed, for the purposes of this Agreement, to be issued hereunder, and each such Letter of Credit shall be treated in accordingly. The Borrower shall give the Administrative Agent not less than five Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Administrative Agent shall promptly notify each Lender of such request. Upon receipt of the Borrower's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, the Administrative Agent agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not in excess of the lesser of (a) Letter of Credit Commitment and (b) the remainder of the Revolver Commitment minus the sum of all outstanding Revolver Advances plus the aggregate face amount of all outstanding Letters of Credit. No Letter of Credit shall have a maturity extending beyond the earliest of (i) the Maturity Date, or (ii) one year from the date of its issuance, or (iii) such earlier date as may be required to enable the Borrower to satisfy its repayment obligations under
Section 2.06 hereof. Subject to such maturity limitations and so long as no Default or Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Administrative Agent in its discretion. The Lenders shall participate ratably in any liability under the Letters of Credit and in any unpaid reimbursement obligations of the Borrower with respect to any Letter of Credit in their Revolver Specified Percentages. The amount of the Letters of Credit issued and outstanding and the unpaid reimbursement obligations of the Borrower for such Letters of Credit shall reduce the amount of Revolver Commitment available, so that at no time shall the sum of (i) all outstanding Revolver Advances in the aggregate, plus (ii) the aggregate face amount of all outstanding Letters of Credit, plus (iii) (without duplication) all outstanding reimbursement obligations related to Letters of Credit, exceed the Revolver Commitment, and at no time shall the sum of all Revolver Advances by any Lender made plus its ratable share of amounts available to be drawn under the Letters of Credit and the unpaid reimbursement obligations of the Borrower in respect of such Letters of Credit exceed its Revolver Specified Percentage of the Revolver Commitment.

         3.02.Letters of Credit Fee . In consideration for the issuance of each Letter of Credit, the Borrower shall pay to (a) the Administrative Agent for its sole account, an application and processing fee in the amount of the higher of
(i) $350.00 and (ii) the product of 1/8th of 1% multiplied by the face amount of such Letter of Credit on each Letter of Credit, due and payable on the date of issuance of each Letter of Credit, and (b) the Administrative Agent for the account of the Lenders in accordance with their Revolver Specified Percentages, a per annum fee for each Letter of Credit equal to the higher of (i) $350.00 and
(ii) the product of the Applicable Margin for a LIBOR Advance in effect on the date of calculation multiplied by the face amount of each such Letter of Credit. Each fee for each Letter of Credit under subsection (b) above shall be due and payable to the Administrative Agent quarterly as it accrues, on each Quarterly Date during the term of the Letter of Credit and on the expiration or renewal of each such Letter of Credit, beginning with the first such Quarterly Date after the issuance of each Letter of Credit and ending on the expiration date of each such Letter of Credit.

         3.03. Reimbursement Obligations.

         (a) The Borrower hereby agrees to reimburse Administrative Agent immediately upon demand by Administrative Agent, and in immediately available funds, for any payment or disbursement made by Administrative Agent under any Letter of Credit. Payment shall be made by the Borrower with interest on the amount so paid or disbursed by Administrative Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Highest Lawful Rate, and (ii) the sum of the Base Rate in effect from time to time plus 2% per annum; provided, however, that if the Borrower would be permitted under the terms of Section 2.01, Section 2.02 and
Section 4.02 to borrow Revolver Advances in amounts at least equal to their reimbursement obligation for a drawing under any Letter of Credit, a Base Advance by each Lender, in an amount equal to such Lender's Revolver Specified Percentage, shall automatically be deemed made on the date of any such payment or disbursement made by Administrative Agent in the amount of such obligation and subject to the terms of this Agreement.

         (b) The Borrower hereby also agrees to pay to Administrative Agent immediately upon demand by Administrative Agent and in immediately available funds, as security for their reimbursement obligations in respect of the Letters of Credit under Section 3.03(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon, upon an Event of Default. Any such payments shall be deposited in a separate account designated "IXC Communications Services Special Account" or such other designation as Administrative Agent shall elect. All such amounts deposited with Administrative Agent shall be and shall remain funds of the Borrower on deposit with Administrative Agent and may be invested by Administrative Agent as Administrative Agent shall determine. Such amounts may not be used by Administrative Agent to pay the drawings under the Letters of Credit; however, such amounts may be used by Administrative Agent as reimbursement for Letter of Credit drawings which Administrative Agent has paid. During the existence of an Event of Default but after the expiration of any Letter of Credit that was not drawn upon, the Borrower may direct the Administrative Agent to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the IXC Communications Services Special Account, after the date of the expiration of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Borrower promptly after such expiration and such payment in full.

         (c) The obligations of the Borrower under this Section 3.03 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Borrower and until all other Obligations shall have been paid in full.

         (d) The Borrower shall be obligated to reimburse Administrative Agent upon demand for all amounts paid under the Letters of Credit as set forth in
Section 3.03(a) hereof; provided, however, if the Borrower for any reason fails to reimburse Administrative Agent in full upon demand, whether by failing to or not being permitted to borrow Revolver Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Administrative Agent in accordance with each Lender's Revolver Specified Percentage for amounts due and unpaid from the Borrower as set forth in Section 3.04 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge the Borrower's obligations to reimburse Administrative Agent.

         (e) The Borrower and the Parent shall indemnify and hold Administrative Agent or any Lender, its officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against Administrative Agent or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith (INCLUDING LOSSES RESULTING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR SUCH INDEMNIFIED PARTY), and shall pay Administrative Agent for reasonable fees of attorneys (who may be employees of Administrative Agent) and legal costs paid or incurred by Administrative Agent in connection with any matter related to the Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of Administrative Agent or such indemnified party. If the Borrower for any reason fails to indemnify or pay Administrative Agent or such indemnified party of Administrative Agent as set forth herein in full, the Lenders shall indemnify and pay Administrative Agent upon demand, in accordance with each Lender's Revolver Specified Percentage of such amounts due and unpaid from the Borrower. The provisions of this Section 3.03(e) shall survive the termination of this Agreement.

         3.04. Lenders' Obligations. Each Lender agrees, unconditionally and irrevocably to reimburse Administrative Agent on demand for such Lender's Revolver Specified Percentage of each draw paid by Administrative Agent under any Letter of Credit. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Maturity Date and shall survive termination of any Loan Papers.

         3.05. Administrative Agent's Obligations.

         (a) Administrative Agent makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Administrative Agent assumes no responsibility for the financial condition of the Borrower and its Subsidiaries or for the performance of any obligation of the Borrower. Administrative Agent may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

         (b) Administrative Agent shall be under no liability to any Lender, with respect to anything the Administrative Agent may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Administrative Agent being to handle each Lender's share on as favorable a basis as Administrative Agent handles its own share and to promptly remit to each Lender its share of any sums received by Administrative Agent under Article III or any Application. Administrative Agent shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

         (c) Neither Administrative Agent nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Administrative Agent for wrongful payment of any Letter of Credit due to

Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall incur no liability to any Lender, the Borrower or any Affiliate of the Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent to be genuine or authentic and to be signed by the proper party.


                        ARTICLE IV. CONDITIONS PRECEDENT

         4.01. Conditions Precedent to the Initial Rollover Advance, the Issuance of the Initial Letter of Credit and the Effectiveness of this Agreement. The obligation of each Lender to make the initial rollover Advance under the Loans, or issue the initial Letter of Credit, is subject to receipt by the Administrative Agent of each of the following, in form and substance satisfactory to the Administrative Agent, with a copy (except for the Notes) for each Lender:

         (a) a loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Papers, certifying that no Default or Event of Default has occurred under the terms of this Agreement, and including a certificate of incumbency with respect to each Authorized Officer, and containing a representation that each of the following items that were attached to the loan certificate delivered pursuant to Section 4.01(a) of the Original Credit Agreement remains unchanged and valid therefrom, except as shown on the attachments: (i) copies of the Articles of Incorporation or other charter documents of the Borrower, the Parent and each of the Restricted Subsidiaries, certified to be true, complete and correct by the secretary of state of each such Person's respective state of incorporation, (ii) copies of the By-Laws of the Borrower, the Parent and each of the Restricted Subsidiaries and (iii) copies of a certificate of good standing and a certificate of existence for the Parent in Delaware and Texas, the Borrower in Delaware, Texas and California, each of the Restricted Subsidiaries' state of incorporation, and each state where each Restricted Subsidiary is qualified;

         (b) a loan certificate of the Borrower certifying that a copy of the resolutions of the Borrower, the Parent and each of the Restricted Subsidiaries authorizing them to execute, deliver and perform this Agreement and the other Loan Papers to which each of them is a party is attached and is a true and accurate copy;

         (c) in form and substance acceptable to the Administrative Agent, duly executed and completed affirmation of the following Loan Papers delivered in connection with the Original Credit Agreement: (i) the Notes, (ii) pledge agreements by the Borrower and the Parent, and, to the extent applicable, each Restricted Subsidiary, (iii) Unlimited Guaranties executed by the Parent and each of the Restricted Subsidiaries except Mutual Signal and Subsidiaries of Mutual Signal, and (iv) all security agreements, mortgages, deeds of trust, assignment agreements, and (v) other Loan Papers and collateral agreements executed by the Borrower, the Parent and any Restricted Subsidiary, as appropriate;

         (d) all other Loan Papers (if any) necessary to be delivered on the Closing Date duly executed and completed, dated the Closing Date;

         (e) opinions addressed to Administrative Agent on behalf of the Lenders of corporate counsel to the Borrower, the Parent and each Restricted Subsidiary with respect to organizational matters, authorization, execution, etc., in form and substance acceptable to the Administrative Agent and Lenders;

         (f) reimbursement for Administrative Agent of its reasonable fees and expenses and for Special Counsel's reasonable fees and expenses rendered through the Closing Date;

         (g) payment of an amendment and restatement fees (i) in the amount of 25 basis points on the sum of each Lender's Commitment plus each Lender's Term Loan Specified Percentage of the Term Loan (including the Administrative Agent and the Co-Syndication Agents), but in each case, only to such Lenders signatory to this Agreement, and (ii) pursuant to any Fee Letters;

         (h) a designation from the Borrower and the Parent that the Loans (and the Unlimited Guaranties of the Loans by the Parent) constitute "Senior Indebtedness" and "Designated Senior Indebtedness" as defined in, and in accordance with the terms of, the Subordinated Notes Documentation and the Junior Exchangeable Documentation, and a certificate of the Borrower and the Parent that this Agreement is a "Credit Agreement" as defined in the Subordinated Notes Documentation;

         (i) evidence that all corporate proceedings of the Parent, the Borrower and each Restricted Subsidiary taken in connection with the transactions contemplated by this Agreement and the other Loan Papers, shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Agent, Special Counsel or any Lender may reasonably request in connection with such transactions;

         (j) a certificate from the Borrower stating that there has been no material adverse change in the financial condition, business, operations, or prospects of the Parent, the Borrower and its Subsidiaries since December 31, 1998;

         (k) in form and substance satisfactory to the Lenders and Special Counsel, an executed copy of a written confirmation of the Auditor regarding that certain change in the accounting treatment of fiber IRUs used by the Parent, the Borrower and its Subsidiaries, which such change will be effective June 30, 1999; and

         (l) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Agent or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Parent, the Borrower or any Restricted Subsidiary, and the enforceability of and security for the Obligations.

         4.02. Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance hereunder (excluding each Refinancing Advance), and the obligation of the Administrative Agent to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Advance or such issuance of such Letter of Credit:

         (a) All of the representations and warranties of the Borrower under this Agreement shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or the issuance of the Letter of Credit, except those representations and warranties that specifically speak as of a particular date;

         (b) The incumbency of the Authorized Officers shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 4.01(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or the issuance of such Letter of Credit, is received by the Administrative Agent from the Borrower prior to the making of such Advance or such Letter of Credit;

         (c) There shall not exist a Default or an Event of Default hereunder and none shall exist as a result of making any such Advance or such Letter of Credit, and the Administrative Agent shall have received written or telephonic certification thereof by an Authorized Officer (which certification, if telephonic, shall be followed promptly by written certification);

         (d) No event shall have occurred that could reasonably be expected to cause a Material Adverse Change since June 30, 1998;

         (e) In the case of each Letter of Credit, Borrower shall have delivered to the Administrative Agent a duly executed and complete Application acceptable to Administrative Agent;

         (f) In the case of any Revolver Advance, the aggregate outstanding Revolver Advances after giving effect to such proposed Revolver Advance, plus the sum of the face amount of all outstanding Letters of Credit plus all reimbursement obligations under Article III hereof, shall not exceed the Revolver Commitment;

         (g) In the case of any Special Purpose Advance, (i) if the Special Purpose Loan is a revolving loan as determined in accordance with Section 2.17 hereof, the aggregate outstanding Special Purpose Advances after giving effect to such proposed Special Purpose Advance shall not exceed the Special Purpose Commitment, (ii) the Borrower shall represent and warrant that the use of the proceeds of the Special Purpose Advance complies with Section 2.15(b) hereof (and the delivery of a Borrowing Notice shall constitute such representation) and (c) such Special Purpose Advance is permitted Debt under the Existing Financing Documentation, including, without limitation, Section 4.03(b)(5) of the Indenture with respect to the Subordinated Notes and Section (l)(ii)(B)(7) of the Certificate of Designation with respect to the Junior Exchangeable; and

         (h) Until the Administrative Agent and the Lenders are in receipt of an executed Compliance Certificate evidencing compliance with all terms and conditions of this Agreement using the Borrower prepared financial statements for the 1998 year end and fiscal quarter ending December 31, 1998, the Borrower shall have delivered evidence satisfactory to the Administrative Agent that the sum of (i) the maximum aggregate Advances outstanding under the Loans and (ii) the face amount of all outstanding Letters of Credit, shall not exceed $275,000,000 at any one time.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES

         5.01. Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

         (a) The respective jurisdictions of incorporation and percentage ownership of the Subsidiaries of the Borrower and the Parent on the Closing Date and listed on Schedule 5.01(a) hereto are true and correct. Each of the Borrower and the Restricted Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Borrower, the Parent and the Restricted Subsidiaries has the corporate power and corporate authority to own its properties and to carry on its business as now being conducted. Each of the Borrower, the Parent and the Restricted Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify could not reasonably be expected to cause a Material Adverse Change.

         (b) The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Parent, the Borrower and the Restricted Subsidiaries has corporate power and has taken all necessary corporate action to execute, deliver and perform the Loan Papers to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Paper has been duly executed and delivered by the Borrower, the Parent or such Restricted Subsidiary executing it. Each of the Loan Papers to which the Borrower, the Parent and the Restricted Subsidiaries are party is a legal, valid and binding obligation of the Borrower, the Parent or such Restricted Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower, the Parent or any Subsidiary of the Borrower or the Parent).

         (c) The execution, delivery and performance by the Borrower, the Parent and the Restricted Subsidiaries of the other Loan Papers to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Borrower, the Parent or any Restricted Subsidiary, or under any material License, indenture, agreement or other instrument, to which the Borrower, the Parent or any Restricted Subsidiary is a party or beneficiary of, or by which they or their respective Properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, the Parent or any Restricted Subsidiary, except Permitted Liens.

         (d) The Borrower, the Parent and the Restricted Subsidiaries are primarily engaged in the operation of telecommunications, internet and pursuing activities related thereto.

         (e) On the Closing Date, all material Licenses of the Parent, the Borrower and the Restricted Subsidiaries have been duly authorized and obtained, and are in full force and effect. The Parent, the Borrower and the Restricted Subsidiaries are in compliance in all material respects with all provisions thereof. On the Closing Date, no material License is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation. On each date after the Closing Date on which this representation is deemed to be made, no material License is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation, which such event could reasonably be expected to cause a Material Adverse Change. The Borrower, the Parent and the Restricted Subsidiaries are not required to obtain any material License that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FCC, any applicable PUC or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Paper, or the performance thereof (other than any enforcement of remedies by the Administrative Agent on behalf of the Lenders), in accordance with their respective terms, including any borrowings hereunder.

         (f) The Parent, the Borrower and the Restricted Subsidiaries are in compliance in all material respects with all material Applicable Laws. The Parent, the Borrower and the Restricted Subsidiaries have duly and timely filed all reports, statements and filings that are required to be filed by any of them under the Communications Act, and are in all material respects in compliance therewith, including without limitation the rules and regulations of the FCC and each applicable PUC. Except as set forth on Schedule 5.01(f) hereto, as of the Closing Date, the Borrower is not aware of any event or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FCC or any applicable PUC. On each date after the Closing Date on which this representation is deemed to be made, the Borrower is not aware of any event or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FCC or any applicable PUC, which such event or circumstance could reasonably be expected to cause a Material Adverse Change.

         (g) On the Closing Date, the Parent, the Borrower and the Restricted Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets and Properties. On each date after the Closing Date on which this representation is deemed to be made, the Parent, the Borrower and the Restricted Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets and Properties, in which any such failure could reasonably be expected to cause a Material Adverse Change. None of the assets of the Parent, the Borrower and the Restricted Subsidiaries is subject to any Liens, except Permitted Liens and Liens permitted under
Section 8.03(b) hereof. No financing statement or other Lien filing authorized by the Parent, the Borrower or any Restricted Subsidiary (except relating to Permitted Liens and Liens permitted by Section 8.03(b) hereof) is on file in any state or jurisdiction that names the Borrower, the Parent or any of the Restricted Subsidiaries as debtor or covers (or purports to cover) any assets of the Parent, the Borrower or any of the Restricted Subsidiaries. The Parent, the Borrower and the Restricted Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

         (h) On the Closing Date, except as reflected on Schedule 5.01(h) hereto, there is no action, suit, proceeding or any other Litigation pending against, or, to the best of the Borrower's knowledge, threatened against the Parent, the Borrower or any of their Subsidiaries, or in any other manner relating directly and materially adversely to the Parent, the Borrower, any of their Subsidiaries, or any of their material Properties, in any court or before any arbitrator of any kind or before or by any governmental body. On each date after the Closing Date on which this representation is deemed to be made, there is no action, suit, proceeding or any other Litigation pending against, or, to the best of the Borrower's knowledge, threatened against the Parent, the Borrower or any of their Subsidiaries, or in any other manner relating to the Borrower, the Parent or any of their Subsidiaries, or any of their Properties, in any court or before any arbitrator of any kind or before or by any governmental body, which could reasonably be expected to cause a Material Adverse Change.

         (i) All federal, state and other Tax returns of the Borrower, the Parent and their Subsidiaries required by law to be filed have been duly filed and all federal, state and other Taxes, assessments and other governmental charges or levies upon the Borrower, the Parent, their Subsidiaries or any of their Properties, income, profits and assets, which are due and payable, have been paid, except those that are diligently contested in good faith by the Borrower and for which a reserve has been established in accordance with GAAP, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced.

         (j) The Borrower has furnished or caused to be furnished to the Lenders copies of its financial statements at June 30, 1998 which are prepared in good faith and complete in all material respects. Each such statement presents fairly in all material respects and in accordance with GAAP, the financial position of the Parent, the Borrower and the Restricted Subsidiaries as at such dates, and the results of operations for the periods then ended (except that such financial statements may be subject to year-end audit adjustments). The Borrower, the Parent and the Restricted Subsidiaries have no material liabilities, contingent or otherwise, nor material losses, except as disclosed in writing to the Lenders prior to the Closing Date or as disclosed on any subsequent financial statements. On the Closing Date after giving effect to the Advances made on such date, the Borrower, the Parent and each of the Restricted Subsidiaries is Solvent.

         (k) On the Closing Date, since the date of the most recent financial statements delivered to the Lenders, no event or circumstances have occurred or arisen that could reasonably be expected to cause a Material Adverse Change.

         (l) None of the Borrower, the Parent or their Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Agent in writing. Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. With respect to each Plan of the Borrower and the Parent, and each member of its Controlled Group (other than a Multiemployer Plan), all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower, the Parent or any member of its Controlled Group in excess of $100,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No such Plan of the Borrower, the Parent or any member of its Controlled Group has any accumulated funding deficiency (as defined in Section 412(a) of the Code) (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. None of the Borrower, the Parent, or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA. There has been no ERISA Event or any event requiring disclosure under
Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower, the Parent or any member of its Controlled Group since the effective date of ERISA. The value of the assets of each Plan (other than a Multiemployer Plan) of the Borrower, the Parent and each member of its Controlled Group equaled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. There are no pending or, to the best of the Borrower's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower, the Parent, nor any member of its Controlled Group has knowledge of any threatened Litigation or claims against, (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan, or (ii) the assets of any employee welfare benefit plan within the meaning of
Section 3(1) or ERISA, or against any fiduciary thereof with respect to the operation of any such plan. None of the Borrower, the Parent or any member of its Controlled Group has engaged in any non-exempt prohibited transactions, within the meaning of Section 406 or Section 4.08 of ERISA or Section 4975 of the Code, in connection with any Plan. None of the Borrower, the Parent or any member of its Controlled Group has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Borrower, the Parent, any member of its Controlled Group, or any organization to which the Borrower, the Parent, or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069. None of the Borrower, the Parent or any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities. Each of the Borrower, the Parent and its Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder.

         (m) The Borrower is not, nor is the Parent or any of the Restricted Subsidiaries, engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances will be used to purchase or carry any margin stock (as defined by Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the assets of any of the Parent, the Borrower or any of their Subsidiaries are margin stock (as defined by Regulation U), and none of the Pledged Stock or other Capital Stock of the Borrower, the Parent and their Subsidiaries is margin stock. None of the Parent, the Borrower and their Subsidiaries, nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         (n) The Parent, the Borrower and the Restricted Subsidiaries are in compliance with all of the provisions of their articles of incorporation. The Parent, the Borrower and the Restricted

Subsidiaries are in material compliance with all of the provisions of their by-laws. As of the Closing Date, no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Parent, the Borrower or any of the Restricted Subsidiaries under any material contract, or other material indenture, agreement or other instrument, or any judgment, decree or order to which the Parent, the Borrower or any of the Restricted Subsidiaries is a party or by which they or any of their material Properties is bound. On each date after the Closing Date on which this representation is deemed to be made, no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Parent, the Borrower or any of the Restricted Subsidiaries under any material contract or other material indenture, agreement or other instrument, or any judgment, decree or order to which the Parent, the Borrower or any of Restricted Subsidiaries is a party or by which they or any of their material Properties is bound, that could reasonably be expected to cause a Material Adverse Change.

         (o) The Borrower is not, nor is the Parent or any of their Subsidiaries, required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes, nor the execution, delivery and performance of the obligations under the Loan Papers by the Parent and their Subsidiaries, violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

         (p) On the Closing Date, none of the Parent, the Borrower nor any or their Subsidiaries has any actual knowledge or reason to believe that any substance deemed hazardous by any applicable Environmental Law, has been installed on any real property now owned by the Parent, the Borrower or any of their Subsidiaries, except (i) for hazardous substances the presence of which is not in violation of law and (ii) as disclosed in writing to the Lenders. On each date after the Closing Date on which this representation is deemed to be made, none of the Parent, the Borrower nor any Restricted Subsidiary has any actual knowledge or reason to believe that any substance deemed hazardous by any applicable Environmental Law, has been installed in violation of law on any real property now owned by the Parent, the Borrower or any of the Restricted Subsidiaries except as disclosed to the Lenders in writing, and which could not, in the reasonable judgment of the Borrower, cause a Material Adverse Change. As of the Closing Date, the Parent, the Borrower and the Restricted Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any applicable Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Parent, the Borrower and the Restricted Subsidiaries. On each date after the Closing Date on which this representation is deemed to be made, the Borrower, the Parent and the Restricted Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any applicable Environmental Laws which could cause a Material Adverse Change, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Parent, the Borrower and the Restricted

Subsidiaries. The Borrower, the Parent and the Restricted Subsidiaries are not required to obtain any permits, Licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Borrower, the Parent or any Restricted Subsidiary by reason of any applicable Environmental Laws, except those that have been obtained. As of the Closing Date, the Parent, the Borrower and the Restricted Subsidiaries have no actual knowledge or reason to believe, after reasonable investigation, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower or any of its Restricted Subsidiaries in violation of any applicable Environmental Law. On each date after the Closing Date on which this representation is deemed to be made, the Borrower, the Parent and the Restricted Subsidiaries have no actual knowledge or reason to believe, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower, the Parent or any of the Restricted Subsidiaries, within the meaning of the applicable Environmental Laws, except as disclosed to the Lenders and which such disposal or release could not cause a Material Adverse Change.

         (q) On the Closing Date, there is no Litigation, or, to the best of the Borrower's knowledge, threatened Litigation or pending or threatened claim of breach or default, with respect to any material contract, or any loan agreement or document evidencing any Debt for Borrowed Money of the Borrower, the Parent or any of their Subsidiaries that has not been disclosed in writing to the Lenders.

         (r) All Pledged Stock has been duly authorized and validly issued, and is fully paid and nonassessable. The Capital Stock described on Schedule 5.01(r) hereto constitutes all the issued and outstanding Capital Stock of the Borrower and the Subsidiaries of the Parent and the Borrower, or the Subsidiaries of another Subsidiary of the Borrower, except such shares that have been issued after the Closing Date, and 100% of the Capital Stock of the Borrower and the Subsidiaries of the Borrower and the Parent (except Excluded Stock) is pledged to the Administrative Agent to secure the Obligations (and was delivered to the Administrative Agent together with stock powers executed in blank). No Person has conversion rights with respect to, or any subscription rights, calls, commitments or claims of any character for, or any repurchase or redemption options relating to, the Pledged Stock, other than those that have been waived and those in the Existing Financing Documentation. The Pledged Stock when issued or sold, was either (i) registered or qualified under applicable federal or state securities laws, or (ii) exempt therefrom.

         (s) No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitment or the Advances hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

         (t) No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any material License, which could reasonably be expected to cause a Material Adverse Change.

         (u) To the best knowledge of the Borrower, as of the Closing Date, the Borrower, the Parent and their Subsidiaries have obtained all material patents, trademarks, service-marks, trade names, copyrights, Licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted. On each date after the Closing Date on which this representation is deemed to be made, the Borrower, the Parent and the Restricted Subsidiaries have obtained all patents, trademarks, service-marks, trade names, copyrights, Licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted, except those, the failure of which to obtain could not be reasonably expected to cause a Material Adverse Change. Nothing has come to the attention of the Borrower, the Parent or any of the Restricted Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Parent, the Borrower or any Restricted Subsidiary may infringe any patent, trademark, service-mark, trade name, copyright, License or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or Litigation against or affecting the Borrower, the Parent or any Restricted Subsidiary contesting its right to sell or use any such process, method, part or other material, which could reasonably be expected to cause a Material Adverse Change.

         (v) Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Parent, the Borrower or any of their Subsidiaries in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. On the Closing Date, there is no fact known to the Borrower and not known to the public generally that could reasonably be expected to be both material and adverse to the interests of the Lenders, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby. On each date after the Closing Date on which this representation is deemed to be made, there is no fact known to the Borrower, the Parent or any of their Subsidiaries, and not known to the public generally, that could reasonably be expected to cause a Material Adverse Change, which has not been disclosed to the Lenders in writing.

         (w) The Borrower is not, nor is the Parent or any Restricted Subsidiary, a party to any contractual relationship which is breached or in default solely as a result of any change in the ownership or management of the Parent or the Borrower, or the Board of Directors, unless the Borrower has agreed to a substantially similar provision in this Agreement.

         (x) Year 2000 Compliance.

                  (i) The Borrower has (A) undertaken a detailed review and assessment of all areas within its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer hardware and software used by the Borrower, the Parent and their Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (including recognizing and performing properly date-sensitive functions in leap years)), (B) developed a detailed plan, timeline and budget for addressing the Year 2000 Problem on a timely basis, and (C) to date implemented that plan in accordance with that timetable and budget. The aggregate costs to and charges by the Borrower related to the Year 2000 Problem and being Year 2000 Compliant shall not exceed an amount which could result in a Material Adverse Change.

                  (ii) Each of the Borrower, the Parent and their Subsidiaries is in the process of making inquiry of each of its key suppliers, vendors and customers as to whether such Person will on a timely basis be Year 2000 Compliant in all material respects. "Key suppliers, vendors and customers" refers to those suppliers, vendors and customers of the Borrower, the Parent and their Subsidiaries, the business failure of which could result in a Material Adverse Change.

         (y) The Loans and the Unlimited Guaranties of the Loans and all Obligations are senior in priority to all Existing Financing, except the Senior Notes which will rank pari passu with the Obligations. The Loans and the Unlimited Guaranties of the Loans and all Obligations constitute "Senior Indebtedness" and "Designated Senior Indebtedness" under each of the Subordinated Notes, the Subordinated Notes Documentation, the Junior Exchangeable and the Junior Exchangeable Documentation. This Agreement is a "Credit Agreement" as defined in the Subordinated Notes Documentation. Nothing in this Agreement and the other Loan Papers violates any provision of the Existing Financing Documentation, and no consent is required in connection with any of the Existing Financing Documentation in order to execute, deliver and perform under this Agreement and the other Loan Papers. There exists no breach, default or event of default under any of the Existing Financing Documentation. All notices required by any Existing Financing Documentation regarding the execution, delivery or performance by the Borrower, the Parent or any Restricted Subsidiary, or any action or agreement in connection with any of the Loan Papers, has been given in accordance with the terms of the Existing Financing Documentation.

         5.02. Survival of Representations and Warranties. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance, and each shall be true and correct in all material respects when made. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.


                         ARTICLE VI. GENERAL COVENANTS

         So long as any of the Obligations are outstanding and unpaid or the Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

         6.01. Preservation of Existence and Similar Matters.

         (a) The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to, preserve and maintain, or timely obtain and thereafter preserve and maintain (i) material rights, franchises, authorizations, consents, privileges and all other material Licenses from federal, state and local governmental bodies and any Tribunal (regulatory or otherwise) which the Borrower, the Parent or such Restricted Subsidiary deems reasonably necessary or advisable to conduct its business in the ordinary course, and (ii) its existence (except as permitted by Section 8.05 hereof); and

         (b) The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to do so could not cause a Material Adverse Change.

         6.02. Business; Compliance with Applicable Law. The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to (a) engage primarily in the business of telecommunications and internet, and activities related thereto, and (b) comply in all material respects with the requirements of all Applicable Law.

         6.03. Maintenance of Properties. The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to, maintain or cause to be maintained all their material Properties necessary to the conduct of their business (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         6.04. Accounting Methods and Financial Records. The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to, maintain a fiscal year ending on December 31.

         6.05. Insurance. The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the Closing Date. Each insurance policy shall name the Administrative Agent as additional insured, or loss payee, as appropriate, and provide for at least 30 days' prior notice to the Administrative Agent of any proposed termination or cancellation of such policy, whether on account of default or otherwise.

         6.06. Payment of Taxes and Claims. The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to, pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it or its income or Properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of their Properties or assets except those Taxes, assessments and charges contested by the Borrower diligently in good faith, and for which adequate reserves have been established in accordance with GAAP. The Borrower and the Parent shall, and shall cause each of their Subsidiaries to, timely file all information returns required by federal, state or local Tax authorities.

         6.07. Visits and Inspections. The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to, promptly, permit representatives of the Administrative Agent or any Lender from time to time, upon prior notice reasonable under the circumstances, to (a) visit and inspect the Properties of the Borrower, the Parent and each Restricted Subsidiary as often as the Administrative Agent or any Lender shall deem advisable, (b) inspect and make extracts from and copies of the Borrower's, the Parent's and each Restricted Subsidiary's books and records, and (c) discuss with the Borrower's, the Parent's and each Restricted Subsidiary's directors, officers, employees and the auditors of the Borrower, the Parent and each Restricted Subsidiary, its business, assets, liabilities, financial positions, results of operations and business prospects.

         6.08. Payment of Debt for Borrowed Money. The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to, pay its Debt for Borrowed Money when and as the same becomes due.

         6.09. Use of Proceeds.

                  (a) Revolver Advances. The Borrower shall use the proceeds of the Revolver Advances exclusively (a) on the Closing Date, to refinance existing indebtedness of the Parent, the Borrower and the Designated Restricted Subsidiaries, (b) for Permitted Acquisitions consummated by the Parent, the Borrower and the Designated Restricted Subsidiaries,
         (c) for Capital Expenditures made by the Parent, the Borrower and the Designated Restricted Subsidiaries and permitted under the terms of this Agreement, (d) for working capital of the Parent, the Borrower and the Designated Restricted Subsidiaries and (e) for other lawful corporate purposes of the Parent, the Borrower and the Designated Restricted Subsidiaries.

                  (b) Special Purpose Advances and the Initial Term Loan Advance. The Borrower shall use the proceeds of the Special Purpose Advances and the initial Term Loan Advance exclusively to finance capital lease obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Parent, the Borrower or any Designated Restricted Subsidiary.

         6.10. Indemnity.

         (a) Each of the Parent and the Borrower agrees, and shall cause each Restricted Subsidiary to agree, to defend, protect, indemnify and hold harmless the Administrative Agent, each Lender, each of their respective Affiliates, and each of their respective (including such Affiliates') officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations), under common law or at equitable cause, or on contract, tort or otherwise, arising from or connected with the past, present or future operations of the Borrower, the Parent or any of their Subsidiaries, or any of their predecessors in interest, in any manner relating to or arising out of this Agreement, the Loan Papers, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto, the making of any participations in the Advances and the management of the Advances, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (other than those matters raised exclusively by a participant against the Administrative Agent or any Lender and not the Borrower), or the use or intended use of the proceeds of the Advances hereunder, or in connection with any investigation of any potential matter covered hereby, but excluding any claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction (collectively, the "Indemnified Matters").

         (b) In addition, the Borrower and the Parent shall, and shall cause each Restricted Subsidiary to, periodically, upon request, reimburse each Indemnitee for its reasonable legal and other actual expenses (including the cost of any investigation and preparation) incurred in connection with any Indemnified Matter. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold any Indemnitee harmless with respect to Indemnified Matters, then the Borrower and the Parent and the Restricted Subsidiaries shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Borrower and the Parent and the Restricted Subsidiaries, and the Borrower's stockholders, the Parent's stockholders and the Restricted Subsidiaries' stockholders, on the one hand and such Indemnitee on the other hand but also the relative fault of the Borrower, the Parent, the Restricted Subsidiaries and such Indemnitee, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Indemnitee, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Parent, the Restricted Subsidiaries, the Administrative Agent, the Lenders and all other Indemnitees. This Section shall survive any termination of this Agreement and payment of the Obligations.

         6.11. Environmental Law Compliance. The Borrower and the Parent agree, and shall cause each Restricted Subsidiary to agree, that the use which the Borrower, the Parent or any of their Subsidiaries intends to make of any real Property owned by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real Property in violation of any

Environmental Law. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, the Parent, any of their Subsidiaries or any of their properties and assets establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. Each of the Parent, the Borrower and each Restricted Subsidiary agrees to indemnify and hold the Administrative Agent and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and courts costs) of any kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of them at any time and from time to time by reason of or arising out of (a) the failure of the Parent, the Borrower or any of their Subsidiaries to perform any obligation hereunder regarding asbestos or applicable Environmental Laws, (b) any violation on or before the Release Date of any applicable Environmental Law in effect on or before the Release Date, and
(c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on such real Property or release from such real Property of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership of the real Property, regardless of whether the act, omission, event or circumstance constituted a violation of any applicable Environmental Law at the time of its existence or occurrence, or whether the act, omission, event or circumstance is caused by or relates to the negligence of any indemnified Person; provided, that the Borrower shall not be under any obligation to indemnify the Administrative Agent or any Lender to the extent that any such liability arises as the result of the gross negligence or willful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

         6.12. Acquisitions, Generally. In connection with any Permitted Acquisition made by the Parent, the Borrower or any Restricted Subsidiary during the term of this Agreement, the Borrower and the Parent shall and shall cause each Restricted Subsidiary to, (a) not less than ten Business Days prior to the proposed acquisition date, deliver to Administrative Agent a detailed written description of the proposed Permitted Acquisition in form reasonably acceptable to the Administrative Agent, and (b) prior to the consummation of the acquisition a statement certified by an Authorized Officer that (i) the proposed transaction complies with the definition of Permitted Acquisition set forth in
Article I hereof and with the terms and conditions set forth in Section 8.05(b) hereof and/or, to the extent applicable, Section 8.05(d) hereof, and (ii) no Default or Event of Default exists prior to or after giving effect to any requested Advance or the consummation of such acquisition, or will exist upon consummation of the proposed acquisition and related borrowings and transactions, together with a Compliance Certificate computed after giving effect to such acquisition and borrowings.

         6.13. Subsidiary Designation. The Borrower agrees that each Restricted Subsidiary on the Closing Date will remain a Restricted Subsidiary until the Obligations have been repaid in full and the Commitment has been terminated.

         6.14. Subsidiary Creation or Acquisition. The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to, give written notice to the Administrative Agent in accordance with the terms of Section 11.02 hereof 20 days prior to the creation or acquisition of any Subsidiary.

         6.15. Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of the Parent's, or any of the Borrower's and/or the Parent's Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not be reasonably expected to cause a Material Adverse Change.

         6.16. Post Closing UCC Searches. The Borrower will provide the Administrative Agent with UCC-11 searches in all States in which the Parent, the Borrower or any Restricted Subsidiary has any operations, but only to the extent such searches were not provided after the "Closing Date" of the Original Credit Agreement, in accordance with the terms and conditions of the Section 6.16 of the "Original Credit Agreement, in each case any such searches to be conducted not earlier than 60 days after the Closing Date and not later than 90 days after the Closing Date.

         6.17. Post Closing Acquisition of Assets, Properties and Contractual Arrangements. The Borrower and the Parent shall, and shall cause the Parent and each Restricted Subsidiary to, use their best efforts to insure that all assets and Properties acquired by any such Person after the Closing Date be in a form and substance permitting the Administrative Agent on behalf of Lenders to have the benefit of a first and prior Lien (subject to Permitted Liens and Liens under Section 8.03(b) hereof) securing the Obligations. The Borrower will promptly notify the Administrative Agent and Lenders in writing of any material asset or Property acquired by the Borrower, the Parent or any Restricted Subsidiary after the Closing Date, or any material contractual arrangement entered into by the Parent, the Borrower or any Restricted Subsidiary after the Closing Date, that will not permit Administrative Agent on behalf of Lenders to be granted a Lien securing the Obligations.

         6.18. Post Closing Grant of Liens. The Borrower and the Parent shall, and shall cause each Restricted Subsidiary to (a) use its best efforts to grant a Lien to the Administrative Agent on behalf of the Lenders in all fee owned real Property of the Borrower, the Parent and the Restricted Subsidiaries by December 31, 1998, and (b) use its reasonable efforts after the Closing Date to grant a leasehold mortgage or deed of trust, as applicable, to the Administrative Agent on behalf of the Lenders in all 20 leasehold properties held by the Borrower, the Parent and the Restricted Subsidiaries upon which the Administrative Agent, prior to the Closing Date, requested a Lien.


                       ARTICLE VII. INFORMATION COVENANTS

         So long as any of the Obligations are outstanding and unpaid or the Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to each Lender:

         7.01. Quarterly Financial Statements and Information . Within 45 days after the end of each fiscal quarter, (a) consolidated and consolidating balance sheets of the Parent, the Borrower and the Restricted Subsidiaries, (b) consolidated balance sheets of the Parent, the Borrower and their Subsidiaries, each as at the end of such quarter, (c) the related consolidated and consolidating statements of income and consolidated statements of changes in cash for such quarter and for the elapsed portion of the year ended with the last day of such quarter for the Parent, the Borrower and the Restricted Subsidiaries and (d) the related consolidated and consolidating statements of income and consolidated statements of changes in cash for such quarter and for the elapsed portion of the year ended with the last day of such quarter for the Parent, the Borrower and their Subsidiaries, all of which shall be certified by the Chief Executive Officer or the Chief Financial Officer to, in his or her opinion, present fairly in all material respects, in accordance with GAAP, the financial position and results of operations of (i) the Parent, the Borrower and the Restricted Subsidiaries, and (ii) the Parent, the Borrower and their Subsidiaries, respectively, as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period, and (c) a schedule in form and substance, and in acceptable detail, itemizing (i) the transactions between the Restricted Subsidiaries and Unrestricted Subsidiaries during such fiscal quarter and (ii) reconciling the balance sheets, statements of income and consolidated statements of changes between the Restricted Subsidiaries and the Unrestricted Subsidiaries for such quarter.

         7.02. Annual Financial Statements and Information .

         (a) Within 90 days after the end of each fiscal year, a copy of (i) the consolidated and consolidating balance sheets of the Parent, the Borrower and the Restricted Subsidiaries, and (ii) the consolidated balance sheets of the Parent, the Borrower and their Subsidiaries, each as of the end of the current and prior fiscal years, (iii) consolidated and consolidating statements of earnings, statements of changes in shareholders' equity, and statements of changes in cash as of and through the end of such fiscal year for the Parent, the Borrower and the Restricted Subsidiaries and the Parent, the Borrower and their Subsidiaries, respectively, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Lenders, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified, and (iv) a schedule in form and substance, and in acceptable detail, itemizing (A) the transactions between the Restricted Subsidiaries and Unrestricted Subsidiaries during such period and (B) reconciling the balance sheets, statements of income and consolidated statements of changes between the Restricted Subsidiaries and the Unrestricted Subsidiaries for such period.

         (b) As soon as available, but in any event within 45 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Parent, the Borrower and the Restricted Subsidiaries for the succeeding fiscal year.

         7.03. Compliance Certificates . At the time financial statements are furnished pursuant to Section 7.01 and Section 7.02 hereof, a duly completed Compliance Certificate evidencing no Default or Event of Default.

         7.04. Copies of Other Reports and Notices .

         (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Parent, the Borrower or any Restricted Subsidiary by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 7.02 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Parent, the Borrower or any Restricted Subsidiary to stockholders generally, (iii) each regular or periodic report and any registration statement or prospectus (or material written communication in respect of any thereof) filed by the Parent, the Borrower or any Restricted Subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Parent, the Borrower or any Restricted Subsidiary.

         (b) Promptly upon becoming aware (i) that the holder(s) of any note(s) or other evidence of indebtedness or other security of the Borrower, the Parent or any Restricted Subsidiary in excess of $250,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) of any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Parent, the Borrower or any Restricted Subsidiary under any material agreement or instrument other than this Agreement to which the Parent, the Borrower or any Restricted Subsidiary is a party or by which any of their Properties may be bound, or (iii) of the occurrence of any event, circumstance or condition which could reasonably be expected to cause a Material Adverse Change, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

         (c) Promptly upon receipt thereof, information with respect to and copies of any notices received from the FCC, any applicable PUC or any other federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with the Communications Act or any law, rule or regulation of any applicable PUC, or might result in the payment of money by the Borrower, the Parent or any Restricted Subsidiary in an amount of $250,000 or more in the aggregate, or otherwise cause a Material Adverse Change, or result in the loss or suspension of any material License or any material contract;

         (d) Promptly upon the knowledge of an Authorized Officer of receipt by the Parent, the Borrower or any Restricted Subsidiary from any governmental agency, or any government, political subdivision or other entity, of any material notice, correspondence, hearing, proceeding or order regarding or affecting the Parent, the Borrower, any Restricted Subsidiary, or any of their Properties or businesses not in the ordinary course of business, a copy of such notice, correspondence, hearing, proceeding or order; and

         (e) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Parent, the Borrower and the Restricted Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

         7.05. Notice of Litigation, Default and Other Matters . Prompt notice of the following events after the Borrower has knowledge or notice thereof:

         (a) The commencement of all proceedings and investigations by or before the FCC, any applicable PUC, or any other governmental body, and all other actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of either $1,000,000 for any one proceeding or investigation, or $5,000,000 in the aggregate for all such proceedings and investigations (after deducting the amount with respect to the Borrower, the Parent or any of their Subsidiaries is insured), against or in any other way relating directly to the Borrower, the Parent, any of their Subsidiaries, or any of their properties, assets or businesses;

         (b) Promptly upon the happening of any condition or event which constitutes a Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

         (c) Any event which could cause a Material Adverse Change with respect to the business, assets, liabilities, financial position, results of operations or prospective business of the Parent, the Borrower or any of their Subsidiaries.

         7.06. ERISA Reporting Requirements .

         (a) Promptly and in any event (i) within 30 days after the Borrower, the Parent or any member of their Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Parent or the Borrower or any member of their Controlled Group has occurred, and
(ii) within 10 days after the Borrower, the Parent or any member of their Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan of the Parent, the Borrower or any member of their Controlled Group has occurred or a request for a minimum funding waiver under
Section 412 of the Code with respect to any Plan of the Borrower, the Parent or any member of their Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

         (b) Promptly and in any event within two Business Days after receipt thereof by the Parent, the Borrower or any member of their Controlled Group from the PBGC, copies of each notice received by the Parent or the Borrower or any member of their Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

         (c) Promptly and in any event within 30 days after the filing thereof by the Borrower, the Parent or any member of its Controlled Group with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report (including Schedule B thereto) with respect to each Plan;

         (d) Promptly and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion the Borrower or any member of its Controlled Group receives from the PBGC, the United States Department of Labor or the Internal Revenue Service with respect to any Plan;

         (e) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of their Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Parent, the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the parent, the Borrower or such member of their Controlled Group is taking or proposes to take with respect thereto;

         (f) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower, the Parent or any member of their Controlled Group was not previously contributing;

         (g) Notification within three Business Days after the Borrower, the Parent or any member of their Controlled Group knows or has reason to know that the Borrower, the Parent or any such member of their Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

         (h) Promptly after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower, the Parent or any member of their Controlled Group with respect to any Plan.


                        ARTICLE VIII. NEGATIVE COVENANTS

         So long as any of the Obligations are outstanding and unpaid or the Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

         8.01. Financial Covenants.

         (a) TOTAL LEVERAGE RATIO. Commencing the date hereof and continuing at all times until the Obligations have been repaid in full, the Borrower shall not permit the Total Leverage Ratio to be more than the following ratios during the following time periods:

                           PERIOD                                                         RATIO
                           ------                                                         -----
         From the date hereof through March 30, 2000                                 6.00 to 1.00
         From March 31, 2000 through March 30, 2001                                  5.50 to 1.00
         From March 31, 2001 through March 30, 2002                                  5.00 to 1.00
         From March 31, 2002 through June 30, 2002                                   4.50 to 1.00
         From July 1, 2002 through December 31, 2002                                 4.00 to 1.00
         From January 1, 2003 and thereafter                                         3.50 to 1.00

         (b) SENIOR LEVERAGE RATIO. Commencing the date hereof and continuing at all times until the Obligations have been repaid in full, the Borrower shall not permit the Senior Leverage Ratio to be more than the following ratios during the following time periods:

                           PERIOD                                                         RATIO
                           ------                                                         -----
         From the date hereof through March 30, 2000                                    2.50 to 1.00
         From March 31, 2000 through March 30, 2001                                     2.00 to 1.00
         From March 31, 2001 and thereafter                                             1.50 to 1.00

         (c) INTEREST COVERAGE RATIO. Commencing the date hereof and continuing at all times until the Obligations have been repaid in full, the Borrower shall not permit the Interest Coverage Ratio to be less than the following ratios during the following time periods:

                           PERIOD                                                         RATIO
                           ------                                                         -----
         From the date hereof through December 31, 1999                                 1.50 to 1.00
         From January 1, 2000 and thereafter                                            2.00 to 1.00

         (d) CAPITAL EXPENDITURES. The Borrower shall not permit Capital Expenditures made by the Parent, the Borrower and the Restricted Subsidiaries for each fiscal year of the Borrower to exceed the amounts set forth below for each fiscal year; provided that, to the extent that less than such amount set forth below was used by the Parent, the Borrower and the Restricted Subsidiaries for Capital Expenditures for any fiscal year, the Borrower, the Parent or the Restricted Subsidiaries may increase the limitation on Capital Expenditures for the succeeding fiscal year (and such succeeding fiscal year only), provided that such increases in the aggregate do not exceed the amount of such unused amount.

                           PERIOD                                                         AMOUNT
                           ------                                                         -----
         For the Fiscal Year 1998                                                       $425,000,000
         For the Fiscal Year 1999                                                       $475,000,000
         For the Fiscal Year 2000 and each fiscal year thereafter                       $200,000,000

provided that, for the fiscal year 2000 only, such prescribed amount shall be added to the sum of (i) cash dividends (or payments with respect to any agreement related to the PSINet Shares), in each case received by the Borrower and the Restricted Subsidiaries from Unrestricted Subsidiaries during such fiscal year, plus (ii) cash equity contributed to the Parent and downstreamed to the Borrower during such fiscal year (in each case net of any equity proceeds used to redeem, repurchase or retire any Debt for Borrowed Money of the Parent, the Borrower or any Subsidiary of the Parent and the Borrower, except any repayment of Revolver Advances) plus (iii) the net cash proceeds of any Debt for Borrowed Money issued by the Borrower, which such Debt for Borrowed Money is subordinated to the Obligations on terms and conditions, and pursuant to documentation, in each case on comparable terms to the Subordinated Indebtedness (and in each case net of any proceeds of the issuance of Debt for Borrowed Money used to redeem, repurchase or retire any Debt for Borrowed Money of the Parent, the Borrower or any Subsidiary of the Parent and the Borrower, except any repayment of Revolver Advances), provided that, to the extent that the Borrower receives the net cash proceeds of equity or Debt for Borrowed Money during the fiscal year 1999 in excess of $250,000,000, such additional amounts received in 1999 may be used to increase the limitation on Capital Expenditures for the fiscal year 2000.

         (e) INTENTIONALLY DELETED.

         (f) MINIMUM OPERATING CASH FLOW MINUS FIBER PROCEEDS. Operating Cash Flow minus New Fiber IRU Proceeds for the Parent, the Borrower and the Restricted Subsidiaries may not be less than the amounts set forth below for the fiscal quarters set forth below:

                           PERIOD                                                         AMOUNT
                           ------                                                         -----
         Fiscal Quarter Ending June 30, 1999                                            $ 10,000,000
         Two Fiscal Quarters Ending September 30, 1999                                  $ 32,000,000
         Three Fiscal Quarters Ending December 31, 1999                                 $ 64,000,000
         Four Fiscal Quarters Ending March 31, 2000                                     $ 95,000,000
         Four Fiscal Quarters Ending June 30, 2000                                      $120,000,000
         Four Fiscal Quarters Ending September 30, 2000                                 $140,000,000
         Four Fiscal Quarters Ending December 31, 2000                                  $155,000,000


         8.02. Debt for Borrowed Money . The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Debt for Borrowed Money or issue any Preferred Stock, except:

         (a) with respect to the Borrower, the Parent and the Restricted Subsidiaries, Debt for Borrowed Money under the Loan Papers;

         (b) with respect to the Parent, the Borrower and its Restricted Subsidiaries, Debt for Borrowed Money in existence on the Closing Date described on Schedule 8.02 hereto and not otherwise permitted pursuant to the terms of this Section 8.02, including without limitation, the Existing Financing, in each case only in the principal amounts and as such Debt for Borrowed Money exists as of the Closing Date, provided that, existing Debt of the Parent not in excess of the amount of $49,000,000 shall be included in Section 8.02(g) below;

         (c) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Parent, the Borrower and the wholly owned Restricted Subsidiaries, Debt owed to each other;

         (d) so long as there exists no Default or Event of Default both before and after giving effect thereto, Debt of the Borrower in respect to Interest Rate Protection Agreements;

         (e) so long as there exists no Default or Event of Default both before and after giving effect thereto, Debt of the Borrower and the Parent in respect of Permitted Refinancing Indebtedness;

         (f) commencing no earlier than March 31, 1999, so long as there exists no Default or Event of Default both before and after giving effect thereto,

                  (i) either (A) unsecured Debt of the Parent which (I) is pursuant to terms and conditions no more onerous than the terms and provisions of the Loans and (II) has a maturity of at least one year beyond the Maturity Date OR (B) Preferred Stock issued by the Parent which (I) is pursuant to terms and conditions no more onerous than the terms and provisions of the Loans and (II) has a maturity of at least one year beyond the Maturity Date, in either case of (A) or (B) above (or any combination of either), in an aggregate amount not in excess of $300,000,000, and, when added to the Debt for Borrowed Money of the Parent and the Borrower permitted by subsections (ii) and (iii) below, does not exceed in an aggregate amount outstanding at any one time $600,000,000; or

                  (ii) unsecured Subordinated Debt of the Parent which does not exceed an aggregate amount outstanding at any one time of $200,000,000 and, when added to the Debt for Borrowed Money and the Borrower and Preferred Stock of the Parent permitted to be incurred by subsections
         (i) and (iii) above and below, does not exceed in an aggregate amount outstanding at any one time $600,000,000; or

                  (iii) unsecured Subordinated Indebtedness of the Borrower not in excess of $600,000,000, so long as such Subordinated Indebtedness of the Borrower when aggregated with Debt for Borrowed Money of the Parent and the Borrower, or Preferred Stock of the Parent, (or both) permitted to be incurred in (i) and (ii) above does not exceed in an aggregate amount outstanding at any one time $600,000,000; and

         (g) so long as there exists no Default or Event of Default both before and after giving effect to the incurrence thereof, Debt of the Borrower and the Parent (including obligations with respect to Capital Leases and acquired Debt of the Borrower) in an aggregate amount outstanding at any one time of $78,000,000 (which such $78,000,000 includes Debt existing on the Closing Date in an amount not in excess of $49,000,000), provided that, notwithstanding the foregoing, $10,000,000 in the aggregate of the $78,000,000 basket may be acquired Debt of one or more Restricted Subsidiaries.

         8.03. Liens. The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets or Properties, whether now owned or hereafter acquired, except (a) Permitted Liens, and (b) so long as no Default or Event of Default exists or would result from the incurrence of such Lien, Liens securing Debt permitted to be incurred by Section 8.02(g) hereof (and any Permitted Refinancing Indebtedness of such Debt), but only so long as such Debt secured thereby shall not be increased and the Liens shall cover Properties of the Borrower and the Parent purchased with the proceeds of such Debt and shall not cover additional assets of the Borrower, the Parent or any such Restricted Subsidiary. Except to the extent that any such provision is contained in the Existing Financing Documentation, the Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets or Properties.

         8.04. Investments. The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, make any Investment, except that the Borrower and the Parent may purchase or otherwise acquire and own:

         (a) Marketable, direct obligations of, or guaranteed by, the United States of America and maturing within 365 days of the date of purchase;

         (b) Commercial paper maturing not more than 90 days after the date of acquisition, issued by U.S. corporations (other than Affiliates of the Borrower and the Parent) that have a rating of A-1/P-1 or better by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc.
or Moody's Investors Service, Inc.;

         (c) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has a capital surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Exchange Act);

         (d) securities with maturities of six months or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by an political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or "A" by Moody's Investors Service, Inc.;

         (e) Investments in acquisitions permitted by Section 8.05(b) hereof, so long as (i) the Capital Stock of each new Subsidiary is pledged to the Lenders to secure the Obligations pursuant to a pledge agreement substantially identical in form and substance to the Pledge Agreement, and (ii) each new Restricted Subsidiary of the Borrower or the Parent (A) is subject to the provisions hereof, (B) immediately becomes a party to an Unlimited Guaranty and (C) grants a Lien and security interest in all such assets and Properties of such new Subsidiary of the type already constituting Collateral hereunder and as requested by the Majority Lenders, except assets subject to Permitted Liens and Liens permitted by Section 8.03(b) hereof, pursuant to security documents required by the Administrative Agent substantially in the form of those already constituting Loan Papers;

         (f) Accounts receivable that arise in the ordinary course of business and are payable on standard terms;

         (g) Investments in existence on the Closing Date described on Schedule
8.04 hereto and Investments disclosed on Schedule 8.16 hereto;

         (h) Investments in the PSINet Shares, in accordance with the transaction described on Schedule 8.16 hereto (and any debt or equity securities received by the Borrower, the Parent or any Restricted Subsidiary in exchange for all or any portion of the PSINet Shares);

         (i) Permitted Investments;

         (j) Investments in 100% of the Capital Stock of Unrestricted Subsidiaries so long as:

                  (i) there exists no Default or Event of Default both before and after giving effect to such Investment,

                  (ii) the aggregate revenues of the Unrestricted Subsidiaries does not exceed 30% of the consolidated revenues of the Parent, the Borrower and all of the Subsidiaries of the Parent and the Borrower, and

                  (iii) the purchase price of any such interest in Unrestricted Subsidiaries is paid in (i) Capital Stock of the Parent, (ii) cash from Unrestricted Subsidiaries, (iii)debt securities or Preferred Stock of Unrestricted Subsidiaries or (iv) equity securities of Subsidiaries of Unrestricted Subsidiaries, or any combination of the foregoing;

         (k) receivables owing to the Parent, the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent, the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

         (l) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (m) loans or advances to employees made in the ordinary course of business consistent with past practices of the Parent, the Borrower or such Restricted Subsidiary;

         (n) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent, the Borrower or any Restricted Subsidiary or in satisfaction of judgments;

         (o) any Person primarily engaged in a business similar to the Parent to the extent the Investment represents a minority equity interest in such Person which is received as the consideration for the disposition by the Parent, the Borrower or any Restricted Subsidiary of a fiber IRU (which does not require significant additional capital expenditures for optronics or electronic equipment) which the Board of Directors has determined in good faith is excess out the reasonable requirements of the Parent, the Borrower or such Restricted Subsidiary;

         (p) any Person to the extent such Investment is dividended or otherwise distributed to the Parent, the Borrower or a Restricted Subsidiary by an Unrestricted Subsidiary (and in connection therewith there exists no payment of any kind to such Unrestricted Subsidiary); and

         (q) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in subparagraph (a) above entered into with a bank meeting the qualifications described in subparagraph (c) above.

         8.05. Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries. The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary of the Borrower to, at any time:

         (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, Properties or business other than (i) so long as the Borrower complies with Section 2.05 and Section 2.11 hereof, Permitted Asset Sales, (ii) so long as there exists no Default or Event of Default both before and after giving effect to any such sale and the Borrower complies with Section 2.05 and Section 2.11 hereof, (A) sales of assets with a sales price of less than $5,000,000 for any one sale and less than $10,000,000 in the aggregate for all such sales from the Closing Date through the Maturity Date, (B) sales of accounts receivable in accordance with the terms of Section
8.12 hereof, (C) and after delivery of prior written notice to the Administrative Agent, any Restricted Subsidiary of the Borrower can be dissolved so long as a wholly owned Restricted Subsidiary of the Borrower that has executed an Unlimited Guaranty or the Borrower acquires all such Restricted Subsidiary's assets (and such Restricted Subsidiary may be released from its Unlimited Guaranty), (D) after delivery of prior




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

written notice to the Administrative Agent, any wholly owned direct or indirect Restricted Subsidiary of the Borrower that has executed an Unlimited Guaranty of the Obligations hereunder may sell or transfer assets, Property or business to the Borrower or any other wholly owned indirect or indirect Restricted Subsidiary of the Borrower that has executed an Unlimited Guaranty of the Obligations hereunder, and (E) the Borrower may sell all or any portion of the PSINet Shares.

         (b) acquire any assets, Property or business of any other Person, or participate in any joint venture, except (i) assets and Property acquired in the ordinary course of business, (ii) provided that the Borrower complies fully with Sections 6.12, 8.04(e) and 8.05(d) hereof, Permitted Acquisitions may be consummated, (iii) after delivery of prior written notice to the Administrative Agent, the Borrower or any wholly owned direct or indirect Restricted Subsidiary of the Borrower that has executed an Unlimited Guaranty of the Obligations hereunder may acquire assets, Property or business from any other wholly owned direct or indirect Restricted Subsidiary of the Borrower that has executed an Unlimited Guaranty of the Obligations hereunder, (iv) assets acquired constituting wholly owned Unrestricted Subsidiaries in accordance with the terms of Section 8.04(j) hereof, (v) assets acquired in connection with transactions described on Schedule 8.16 hereto and (vi) Investments permitted by Section 8.04 hereof;

         (c) enter into any merger or consolidation, except that, so long as there exists no Default or Event of Default and none is caused thereby (i) after delivery of prior written notice to the Administrative Agent, any wholly owned Restricted Subsidiary of the Borrower can merge or consolidate into any other wholly owned Restricted Subsidiary of the Borrower, or so long as such transaction is in connection with a Permitted Acquisition, into another Person, so long as a wholly owned Restricted Subsidiary of the Borrower which has executed an Unlimited Guaranty is a survivor, or into the Borrower so long as the Borrower is the surviving corporation or (ii) after delivery of prior written notice to the Administrative Agent, another Person may be merged into the Borrower or any wholly owned Restricted Subsidiary of the Borrower that has executed an Unlimited Guaranty in connection with a Permitted Acquisition, so long as the Borrower or such wholly owned Restricted Subsidiary is the surviving corporation; and

         (d) create or acquire any Subsidiary, except (a) as permitted by
Section 8.04(e) hereof and Section 8.05(b) above, (b) Unrestricted Subsidiaries in accordance with the terms and conditions of Section 8.04(i) or (j) hereof, and (c) so long as (i) there exists no Default or Event of Default both before and after giving effect to the creation of any new wholly owned Restricted Subsidiary and the transfer of any assets to such wholly owned Restricted Subsidiary, (ii) immediately upon the creation of any new wholly owned Restricted Subsidiary, such Restricted Subsidiary shall become a signatory to an Unlimited Guaranty of the Obligations delivered to the Administrative Agent,
(iii) the Borrower immediately delivers all shares of Capital Stock of the new wholly owned Restricted Subsidiary to the Administrative Agent together with stock powers executed in blank, and (iv) the Borrower or any Restricted Subsidiary of the Borrower owning any portion of the Capital Stock of any such new wholly owned Restricted Subsidiary executes and delivers to the Administrative Agent a pledge agreement pledging all such Capital Stock to secure the Obligations in form substantially similar to the pledge agreement executed by the Borrower in connection with this Agreement, the Borrower may create a new wholly owned Restricted Subsidiary of the Borrower. Nothing in this
Section 8.05(d) shall permit the Borrower or any Restricted Subsidiary of the Borrower to create any Subsidiary that is not wholly owned.



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

In connection with any asset sale permitted by this Section 8.05 or otherwise consented to by the Lenders in accordance with the terms of this Agreement, the Administrative Agent is hereby authorized by each Lender to (i) execute any and all releases deemed appropriate by it to release such assets of the Parent, the Borrower and the Restricted Subsidiaries (including, without limitation, Capital Stock owned by the Parent, the Borrower and the Restricted Subsidiaries) constituting Collateral from all Liens and security interests securing all or any portion of the Obligations, (ii) return to the Borrower any such Collateral in the possession of the Administrative Agent, (iii) after the permitted sale by any Restricted Subsidiary of all of its assets and Properties (including without limitation, the sale of the microwave assets), release any such Person who has executed an Unlimited Guaranty from the terms and conditions of its Unlimited Guaranty and (iv) take such other action as the Administrative Agent deems necessary or appropriate in connection with such transaction and in furtherance of the effectuation thereof.

         8.06. Guaranties; Contingent Liabilities . The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Contingent Liabilities, except pursuant to the Loan Papers.

         8.07. Restricted Payments. The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly declare, make or pay any Restricted Payment; provided, however

                  (a) any Subsidiary of the Borrower or the Parent may declare, make and pay Restricted Payments to the Borrower, the Parent or any other wholly owned Restricted Subsidiary that has executed an Unlimited Guaranty of the Obligations hereunder (or any Subsidiary of Mutual Signal may declare, make and pay Restricted Payments to Mutual Signal);

                  (b) the Borrower may make or declare, make and pay Distributions, or make loans and advances, in each case to the Parent, so long as, in each case:

                           (i) the Administrative Agent is notified in writing
                  not less than two Business Days or more than 10 Business Days prior to such Distribution or loan or advance (provided that no such notice shall be required with respect to any such Distribution, loan or advance paid by the Borrower prior to June 30, 1999), of (A) the amount of such Distribution, loan or advance, (B) the date the amount of such Distribution, loan or advance will be transferred into the Borrower Deposit Account, and (C) the date the amount of such Distribution, loan or advance will be paid to the Parent by transfer into the Parent Deposit Account, and

                           (ii) the full amount of each such Distribution, loan
                  or advance is first deposited by the Borrower into the Borrower Deposit Account, and

                           (iii) each such Distribution, loan or advance is made
                  only from the Borrower Deposit Account and transferred pursuant to the instructions of the Parent;

                  (c) so long as there exists no Default or Event of Default both before and after giving effect to any such payment, after two Business Days prior notice to the Administrative




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

         Agent and the Lenders (provided that no such notice shall be required with respect to any such Distribution, loan or advance paid by the Parent prior to June 30, 1999) of the amount of such payment and the date of payment thereof, the Parent may make Distributions out of the Parent Deposit Account to

                           (i) make scheduled dividend payments on the Junior
                  Convertible and the Cumulative Convertible,

                           (ii) if the Total Leverage Ratio is less than or
                  equal to 3.00 to 1.00 both before and after making any such Restricted Payment, make scheduled dividend payments on the Junior Exchangeable,

                           (iii) make Distributions or other Restricted Payments
                  from time to time over the term of this Agreement not to exceed an aggregate amount at the time of such payment equal to the net amount of cash distributions received by the Parent from Unrestricted Subsidiaries and not used for other purposes, and

                           (iv) so long as (A) such Restricted Payment is made
                  prior to August 15, 2000 and (B) such Restricted Payment does not exceed an amount in excess of the difference between (I) net proceeds from the issuance of common Capital Stock of the Parent minus (II) the amount of net proceeds from the issuance of common Capital Stock of the Parent used to make Permitted Acquisitions or Permitted Investments, or other acquisitions and investments permitted by this Agreement, the Parent may repurchase up to 35% of its Junior Exchangeable in accordance with the terms of the Junior Exchangeable Documentation;

                  (d) so long as there exists no Default or Event of Default both before and after giving effect to any such payment, the Borrower and the Parent may make annual consulting fee payments to the Persons and in such amounts as set forth on Schedule 8.07 hereto;

                  (e) so long as there exists no Default or Event of Default both before and after giving effect to any such payment, the Borrower and the Parent may make payments to Unrestricted Subsidiaries in connection with such transactions and in such amounts as set forth on
         Schedule 8.16 hereto;

                  (f) the Borrower, the Parent and the Restricted Subsidiaries may make Investments permitted by Sections 8.04(i), (j), (l), (m) and
         (p) hereof;

                  (g) Mutual Signal may make pro rata Distributions to its shareholders;

                  (h) so long as there exists no Default or Event of Default both before and after giving effect to any such payment, the Borrower, the Parent or any Restricted Subsidiary may make scheduled interest payments on Debt for Borrowed Money permitted to be incurred under Sections 8.02(c), (d), (f) and (g) hereof;

                  (i) so long as there exists no Default or Event of Default both before and after giving effect to any such payment, the Parent may make payment in kind payments on (i)




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

         Preferred Stock issued in accordance with the provisions of Section 8.02(f)(i) hereof and (ii) any of the Existing Financing;

                  (j) so long as there exists no Default or Event of Default both before and after giving effect to any such payment, (i) any Restricted Subsidiary may make principal payments on Debt for Borrowed Money owed to the Borrower that is permitted to be incurred under
         Section 8.02(c) hereof and (ii) the Borrower may make principal payments on Debt for Borrowed Money that is permitted to be incurred under Section 8.02(g) hereof; and

                  (k) so long as there exists no Default or Event of Default both before and after giving effect to any such payment, (i) after October 2000 the Borrower or the Parent may repurchase the Senior Notes pursuant to the call provision set forth in the Senior Notes Documentation, provided that the purchase price in the aggregate for all such Senior Notes shall not exceed $1,000,000, (ii) the Borrower, the Parent or any Restricted Subsidiary may repurchase its Capital Stock from any terminated employee of such entity, in the aggregate for all such repurchases for all such entities not to exceed $1,000,000 for each fiscal year, and (iii) the Parent may pay cash dividends or Distributions in lieu of the issuance of fractional shares, provided that all such cash paid in lieu of fractional shares shall not exceed in the aggregate $1,000,000 over the term of this Agreement.

         8.08. Affiliate Transactions . The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its assets or Properties to any Affiliate, on terms materially less advantageous to the Parent, the Borrower or any such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate, except those transactions described on Schedule 8.08 hereof and to the extent applicable, Schedule 8.16 hereof.

         8.09. Compliance with ERISA . The Borrower and the Parent shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Majority Lenders) liability to the Borrower or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of liability of the Borrower or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any liability to the Borrower or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any liability to the Borrower or the Parent, or any member of their Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or the Parent, or any member of their Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

         8.10. Capital Stock . The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to (a) make or permit any transfer, assignment, distribution, mortgage, pledge or gift of any shares of Pledged Stock, except (i) to the Borrower or another wholly owned direct or indirect Restricted Subsidiary of the Borrower that has executed an Unlimited Guaranty of the Obligations, and (ii) for asset sales permitted by Section 8.05(a) hereof, and (b) issue any Capital




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

Stock other than common Capital Stock issued by the Parent, Preferred Stock of the Parent in accordance with the terms of Section 8.02(f) hereof, and payments in kind described in Section 8.07(i) hereof.

         8.11. Sale and Leaseback. The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

         8.12. Sale or Discount of Receivables. The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable, provided that, so long as there exists no Default or Event of Default both before and after giving effect to each such sale, the Borrower or the Parent may sell accounts receivable on a non recourse basis and on other terms acceptable to the Administrative Agent, in an aggregate amount not to exceed $100,000,000 in accounts sold and outstanding at any one time.

         8.13. Limitation on Restrictive Agreements. Except those written agreements entered into in connection with the Existing Financing Documentation or other Debt in effect on the Closing Date, the Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon: (a) the incurrence of indebtedness, (b) the granting of Liens, (c) the making or granting of Guarantees, (d) the payment of dividends or Distributions, (e) the purchase, redemption or retirement of any Capital Stock of the Parent, the Borrower or any Subsidiary of the Parent and/or the Borrower, (f) the making of loans or advances, (g) transfers or sales of Property or assets (including Capital Stock) by the Borrower, the Parent or any of the Restricted Subsidiaries, (h) the making of Investments, (i) any change of control or management, (j) the making of changes or amendments to this Agreement or any other Loan Paper, or (k) the acceptance of a waiver or consent with respect to any term or provision of this Agreement or any other Loan Paper, provided that, notwithstanding the foregoing, in connection with (i) any Preferred Stock issuance or debt issuance in accordance with the terms of Section 8.02(f)(i) hereof and any new capital lease in connection with Section 8.02(g) hereof, the Parent may agree to restrictive provisions so long as such provisions are no more restrictive than the provisions in this agreement and such provisions shall not in any case restrict, limit or prohibit the Parent, the Borrower or any Restricted Subsidiary from (A) granting the Administrative Agent and the Lenders any Lien to secure the Obligations hereunder (except Liens on assets subject to Permitted Liens and Liens permitted under Section 8.03(b) hereof), (B) guaranteeing any portion of the Obligations, (C) amending any provision of this Agreement or any Loan Paper or (D) accepting any waiver or consent with respect to any provision of this Amendment or the Loan Papers and (ii) any Subordinated Indebtedness issuance in accordance with the terms of Section 8.02(f)(ii) hereof, the Parent may agree to restrictive provisions so long as such provisions are no more restrictive than the provisions in the Subordinated Notes Documentation and such provisions shall not in any case restrict, limit or prohibit the Parent, the Borrower or any Restricted Subsidiary from (A) granting the Administrative Agent and the Lenders any Lien to secure the Obligations hereunder (except Liens on assets subject to Permitted Liens and Liens permitted under Section 8.03(b) hereof), (B) guaranteeing any portion of the Obligations,
(C) amending any provision of this Agreement or any Loan Paper or (D) accepting any waiver or consent with respect to any provision of this Amendment or the Loan Papers.



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

         8.14. Amendment of Material Agreements. The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, amend, waive or consent to any deviation from any provision of any documentation or agreements of the (i) Existing Financing Documentation, (ii) articles of incorporation of the Parent, the Borrower and the Restricted Subsidiaries, and (iii) by laws and other organizational documents (other than the Articles of Incorporation) in any manner that is both material and adverse to the interests of the Lenders. Notwithstanding the foregoing, the Parent is permitted to amend its Articles of Incorporation to increase the outstanding shares of common or preferred Capital Stock or to effect a common Capital Stock split.

         8.15. Name Changes, Changes Affecting Pledged Stock. The Borrower and the Parent shall not, and shall not permit any Subsidiary of the Borrower or the Parent to, change its name. The Borrower and the Parent shall not, and shall not permit any Subsidiary of the Borrower or the Parent to, take any action or make any change in its organization or otherwise that would in any manner hinder or impair the Lien of the Lenders on the Pledged Stock.

         8.16. Unrestricted Subsidiaries and Mutual Signal. Except as specifically permitted by the terms of this Agreement or listed on Schedule 8.16 hereto, the Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, contribute any equity, make any loan, advance or other investment in, or otherwise conduct any business with, any Unrestricted Subsidiary and/or Mutual Signal.

         8.17. Limitation on IRU Agreements. Except as set forth on Schedule
8.16 hereto, the Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, enter into an IRU Agreement granting an IRU to any Person other than to the Parent, the Borrower or any Restricted Subsidiary, provided that the Parent, the Borrower or any Restricted Subsidiary may enter into an IRU Agreement granting an IRU to any Person (other than the Borrower, the Parent or any Restricted Subsidiary) so long as, in each case (a) there exists no Default or Event of Default at the time such IRU Agreement is made,
(b) such IRU Agreement would not result in the Parent, the Borrower and the Restricted Subsidiaries having the cumulative indefeasible right to use the telecommunications capacity on less than 12 Backbone Fibers, (c) under no circumstances shall the Parent, the Borrower or any Restricted Subsidiary grant an IRU on any "lit" fiber, provided that, notwithstanding the foregoing, so long as there exists no Default or Event of Default both before and after giving effect to any such transaction, the Parent, the Borrower and its Subsidiaries may grant IRUs on "lit" fiber so long as (i) the term of each such IRU does not exceed five years, (ii) the gross revenues of all such IRUs by the Parent, the Borrower and its Subsidiaries in the aggregate in any fiscal year do not exceed $25,000,000, and (iii) the Liens and security interests of the Administrative Agent to secure the Obligations remain unaffected, in full force and effect, (d) the Board of Directors has determined in good faith that the disposition of the fiber capacity involved in such IRU Agreement would not cause a shortage of fiber capacity to the Parent, the Borrower or any Restricted Subsidiary which would interfere with (i) the Parent's, the Borrower's or any Restricted Subsidiary's ability to continue providing telecommunications services at the then current level; or (ii) the Parent's, the Borrower's or any Restricted Subsidiary's business plan.

         8.18. Limitation on Unrestricted Subsidiaries. The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, permit the aggregate revenues of the Unrestricted Subsidiaries to exceed 30% of the consolidated revenues of the Parent, the Borrower and all of the Subsidiaries of the Parent and the Borrower.

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                          ARTICLE IX. EVENTS OF DEFAULT

         9.01. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

         (a) The Borrower shall fail to pay any (i) principal payable under any Loan Paper on the date due; or (ii) any interest, fees or other amounts payable within three days of the date due;

         (b) Any representation or warranty made or deemed made by any Obligor (or any of its officers or representatives) under or in connection with any Loan Paper shall prove to have been incorrect or misleading in any material respect when made or deemed made;

         (c) The Borrower shall fail to perform or observe any term or covenant contained in Section 7.05 hereof or in Article VIII hereof;

         (d) Any Obligor shall fail to perform or observe any other term or covenant contained in this Agreement or any other Loan Paper, other than those described in Sections 9.01(a), (b) and (c) above, and such failure shall not be remedied within thirty days following the earlier of the Borrower's knowledge of such failure or notice from any Lender of the occurrence of such failure;

         (e) Any of the following shall occur: (i) Any Loan Paper or material provision thereof shall, for any reason, not be valid and binding on the Obligor signatory thereto, or not be in full force and effect, or shall be declared to be null and void; or (ii) the validity or enforceability of any Loan Paper shall be contested by any Obligor, any Unrestricted Subsidiary or any Affiliate of the Borrower and its Subsidiaries; or (iii) any Obligor shall deny in writing that it has any or further liability or obligation under its respective Loan Papers; or (iv) any default or breach under any provision of any Loan Papers shall continue after the applicable grace period, if any, specified in such Loan Paper;

         (f) Any of the following shall occur: (i) the Parent, the Borrower or any of their Subsidiaries shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) the Parent, the Borrower or any of their Subsidiaries shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to the Parent, the Borrower or any of their Subsidiaries under any Debtor Relief Laws; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against the Parent, the Borrower or any of their Subsidiaries, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such petition or application shall be consented to or uncontested by the Parent, the Borrower or such Subsidiary, or if contested by the Parent, the Borrower or such Subsidiary, shall not be dismissed within 60 days following the filing of such petition or application; (iv) any final order, judgment, or decree shall be entered in any proceedings against the Parent, the Borrower or any of their Subsidiaries decreeing its dissolution; or (v) any final order, judgment, or decree shall be entered in any proceedings against the Parent, the Borrower or any of their Subsidiaries decreeing its split-up which requires the divestiture of a substantial part of its assets;

         (g) Any of the following shall occur: (i) The Borrower, the Parent or any Subsidiary of the Borrower or the Parent shall fail to pay any Debt (other than Debt under the Loan Papers) in an aggregate amount of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) the Borrower, the Parent or any Subsidiary of the Borrower or the Parent shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt; or
(iii) any such Debt shall be declared to be due and payable, or required to be prepaid, mandatorily redeemed or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iv) there shall exist a breach by any the Borrower, the Parent or any of their Subsidiaries under one or more material contracts the effect of which could reasonably be expected to cause a Material Adverse Change;

         (h) Any Obligor shall have any final judgment(s) outstanding against it, and such judgment(s) shall remain unstayed, in effect, and unpaid for the period of time after which the judgment holder may cause the creation of Liens against or seizure of any of its Property;

         (i) Any of the following shall have occurred: (i) Any ERISA Event shall have occurred with respect to a Plan of the Borrower or the Parent or any Subsidiary of the Borrower or the Parent, and the sum of the Insufficiency of such Plan and liabilities relating thereto is equal to or greater than $1,000,000 or (ii) the Borrower, the Parent, the Subsidiaries of the Borrower and the Parent or any ERISA Affiliate of any of them shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under
Section 302(f)(3) of ERISA is equal to or greater than $1,000,000;

         (j) The Borrower or the Parent, or any ERISA Affiliate of the Borrower or the Parent shall have been notified by the sponsor of a Multiemployer Plan that (A) it has incurred Withdrawal Liability to such Plan in an amount that exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum, or (B) such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $1,000,000;

         (k) Any of the Borrower, the Parent or any of their Subsidiaries shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which could reasonably be expected to cause a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount which could reasonably be expected to cause a Material Adverse Change;

         (l) Any of the following shall have occurred: (i) Any property or assets (whether leased or owned), or the operations conducted thereon by any of the Borrower, the Parent or any of their Subsidiaries, or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation could reasonably be expected to cause a Material Adverse Change; or (ii) the Borrower or the Parent or such Subsidiary shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same could reasonably be expected to cause a Material Adverse Change;

         (m) Any of the following shall have occurred:

                  (i) Any Loan Paper shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral purported to be covered thereby (except as permitted by the terms of this Agreement or consented to by the Lenders); or

                  (ii) Less than 100% of the Capital Stock of the Borrower or any Subsidiary of the Parent or the Borrower shall be subject to a first priority perfected pledge to the Administrative Agent to secure the Obligations, except the Excluded Stock;

         (n) Any of the following shall have occurred: (i) A final non-appealable order is issued by any Tribunal, including, but not limited to, the FCC, any applicable PUC, or the United States Justice Department, requiring any Obligor to divest a substantial portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (ii) any Tribunal shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of the Parent, the Borrower or any of their Subsidiaries;

         (o) Any of the following shall have occurred if the effect thereof could be reasonably expected to cause a Material Adverse Change; (i) Any License whether presently existing or hereafter granted to or obtained by the Borrower, the Parent or any of their Subsidiaries shall expire without renewal or be suspended or revoked, or (ii) the Parent, the Borrower or any of their Subsidiaries shall become subject to any injunction or other order affecting or which may affect the Parent's, the Borrower's or any of their Subsidiary's present or proposed operations under any such License;

         (p) Any civil action, suit or proceeding shall be commenced against the Borrower, the Parent or any of their Subsidiaries under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970)("RICO") and such suit shall be adversely determined by a court of applicable jurisdiction, and which is either non-appealable or which the Parent, the Borrower or such Subsidiary has elected not to appeal; or any criminal action or proceeding shall be commenced against the Borrower, the Parent or any of their Subsidiaries under any federal or state racketeering statute (including, without limitation, RICO);

         (q) There shall occur a Change of Control, provided that, if the Loans are rated at least BBB or above, or any equivalent thereto, by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc. on the 30th day following the event that otherwise would constitute a Change of Control (the "Change of Control Determination Date"), there shall exist no Event of Default under this Section 9.01(q), provided, however, that to the extent there is a "rating watch" with respect to the Loans or other rating agency review on such 30th day, then the Change of Control Determination Date shall be the first Business Day thereafter on which the Loans are not subject to a "rating watch" or other rating agency review rating by either Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.;

         (r) Any Litigation commenced against the Borrower, the Parent or any of their Subsidiaries is adversely determined by a court of applicable jurisdiction, which such Litigation is either non-appealable or which such Obligor has elected not to appeal, and in either case, is reasonably expected to cause a Material Adverse Change;

         (s) The Parent, the Borrower or any Subsidiary of the Borrower or the Parent shall fail to comply in any respect with the Communications Act, or any rule or regulation promulgated by the FCC or any applicable PUC, and such failure could reasonably be expected to cause a Material Adverse Change; or any License or authorization constituting authorizations, permits or licenses of the Parent, the Borrower or any of their Subsidiaries material to the operation of the business of the Parent, the Borrower and any of their Subsidiaries, has expired or shall expire without having been renewed or shall be canceled or impaired, and such expiration, cancellation or impairment could reasonably be expected to cause a Material Adverse Change;

         (t) The Parent, the Borrower or any of their Subsidiaries shall fail to operate its business for any period of time which, in the aggregate, could reasonably be expected to cause a Material Adverse Change;

         (u) Any Substantial Portion shall not, for any reason (including, without limitation, loss of FCC License, fiber network or otherwise) be operating for a period in excess of 30 days. For purposes of this Section 9.01(u), "Substantial Portion" means any portion of the telecommunications system of the Parent, the Borrower and the Restricted Subsidiaries that has generated, for the most recently completed twelve month period, in excess of five percent of the Operating Cash Flow;

         (v) Any of the Parent, the Borrower or any of their Subsidiaries shall fail to be Year 2000 Compliant;

         (w) Any breach, default under, redemption, repurchase or defeasance, or other comparable event shall occur with respect to any of the Subordinated Notes; or

         (x) Any breach or default under any provision of, or redemption, repurchase or defeasance with respect to, or other comparable event as a result of any change of control provision shall occur with respect to, any of the Junior Exchangeable, Junior Convertible or the Cumulative Convertible, provided that, if the Loans are rated at least BBB or above, or any equivalent thereto, by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc. on the 30th day following the event that otherwise would constitute a Change of Control (the "Change of Control Determination Date"), there shall exist no Event of Default under this Section 9.01(x), provided, however, that to the extent there is a "rating watch" with respect to the Loans or other rating agency review on such 30th day, then the Change of Control Determination Date shall be the first Business Day thereafter on which the Loans are not subject to a "rating watch" or other rating agency review rating by either Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.

         9.02. Remedies upon Default. If an Event of Default described in
Section 9.01(f) shall occur, the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by Applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Agent or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, Administrative Agent may at its election, do any one or more of the following:

         (a) Declare the entire unpaid balance of all Obligations immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section
9.01 hereof), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by Applicable Law);

         (b) Terminate either the Revolver Commitment or, if the Special Purpose Loan is a revolving loan as determined in accordance with the terms of Section
2.17 hereof, the Special Purpose Commitment, or terminate both of the Commitments;

         (c) Reduce any claim of Administrative Agent and Lenders to judgment;

         (d) Demand (and the Borrower shall pay to Administrative Agent) immediately upon demand and in immediately available funds, the amount equal to the aggregate amount of the Letters of Credit then outstanding, irrespective of whether such Letters of Credit have been drawn upon, all as set forth and in accordance with the terms of provisions of Article III hereof. The Administrative Agent shall promptly advise the Borrower of any such declaration or demand but failure to do so shall not impair the effect of such declaration or demand; and

         (e) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

         9.03. Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not Administrative Agent or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

         9.04. Waivers. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         9.05. Performance by Administrative Agent or any Lender. Should any covenant of any Obligor fail to be performed in accordance with the terms of the Loan Papers, Administrative Agent may, at its option, perform or attempt to perform such covenant on behalf of such Obligor. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any Lender assumes, and shall not ever have, except by express written consent of Administrative Agent or such Lender, any liability or responsibility for the performance of any duties or covenants of any Obligor.

         9.06. Expenditures. The Borrower shall reimburse Administrative Agent and each Lender for any reasonable sums spent by it in connection with the exercise of any Right under Section 9.05 hereof. Such sums shall bear interest at the lesser of (a) the Base Rate (whether or not in effect), plus 2.00% per annum and (b) the Highest Lawful Rate, from 15 days after the date any Lender makes demand to the Borrower for reimbursement of such amount until the date of repayment by the Borrower.

         9.07. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender any Rights to exercise control over the affairs and/or management of any Obligor, the power of Administrative Agent and each Lender being limited to the Rights to exercise the remedies provided in this Article; provided, however, that if Administrative Agent or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.

                       ARTICLE X. THE ADMINISTRATIVE AGENT

         10.01. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section 11.01 hereof), and such instructions shall be binding upon all Lenders; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or Applicable Law. Administrative Agent agrees to give to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement, and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by the Borrower for the individual account of any Lender pro rata in accordance with the Applicable Specified Percentage, as set forth in this Agreement. Functions of the Administrative Agent are administerial in nature and in no event shall the Administrative Agent have a fiduciary or trustee relationship in respect of any Lender by reason of this Agreement or any other Loan Paper.

         10.02. Administrative Agent's Reliance, Etc. Neither Administrative Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for the Parent, the Borrower or any of the Restricted Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of the Parent, the Borrower or the Restricted Subsidiaries or to inspect the Property (including the books and records) of the Parent, the Borrower or their Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

         10.03. NationsBank, N.A. and Affiliates. With respect to its Revolver Commitment, Special Purpose Commitment, its Advances, and any Loan Papers, NationsBank, N.A. has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. NationsBank, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Obligor, any Affiliate thereof, and any Person who may do business therewith, all as if NationsBank, N.A. were not Administrative Agent and without any duty to account therefor to any Lender.

         10.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Section 5.01(j),
Section 7.01 and Section 7.02 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

         10.05. Indemnification by Lenders. Lenders shall indemnify Administrative Agent, pro rata in accordance with each Lender's Total Specified Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, pro rata in accordance with each Lender's Total Specified Percentage, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section 10.05 shall survive the termination of this Agreement.

         10.06. Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and the Borrower, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Agent, if it is a Lender). Upon any such resignation or removal, Majority Lenders shall have the right to appoint a successor Administrative Agent with the prior written consent of the Borrower (which shall not be unreasonably withheld), provided that, if there exists an Event of Default that is continuing, no consent of the Borrower shall be required. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                            ARTICLE XI. MISCELLANEOUS

        11.01. Amendments and Waivers. Except as set forth in Section 2.17 hereof, no amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by the Borrower or any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and the Administrative Agent with the consent of the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by all of Lenders and Administrative Agent, (a) increase the Revolver Commitment or the Special Purpose Commitment (except in accordance with the terms of Section 2.17 hereof), (b) reduce any principal, interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under
Section 9.01(a) hereof, (c) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (d) release or impair any Collateral or guaranties securing any Obligor's obligations hereunder, other than releases contemplated hereby and by the other Loan Papers,
(e) change the meaning of "Total Specified Percentage", "Revolver Specified Percentage", "Term Loan Specified Percentage" or "Special Purpose Specified Percentage" (except in accordance with the terms of Section 2.17 hereof), or the number of Lenders required to take any action hereunder, change the definitions of "Commitment", "Revolver Commitment", "Special Purpose Commitment" (except in accordance with the terms of Section 2.17 hereof), "Maturity Date", "Majority Lenders", or "Letter of Credit Commitment", or (f) amend this Section 11.01 or
Section 11.03 hereof. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Agent under any Loan Papers, unless it is in writing and signed by Administrative Agent in addition to the requisite number of Lenders.



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

         11.02. Notices.

         (a) Manner of Delivery. All notices communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Agent, any Lender or the Borrower has acted in reliance on such telephonic notice.

         (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

         (i) If to the Borrower, the Parent or any Restricted Subsidiary:

             IXC Communications Services, Inc.
             1122 Capital of Texas Highway South
             Austin, Texas 78746

             Telephone No.:  (512) 427-3713
             Telecopier No.: (512) 328-0239
             Attention:      Mr. James F. Guthrie
                             Executive Vice President and Chief
                             Financial Officer

             With copies to (which is not required for effective delivery as set forth above):

             Riordan & McKinzie
             A Professional Corporation
             695 Town Center Drive, Suite 1500
             Costa Mesa, CA 92626

             Telephone No.:  (714) 433-2618
             Facsimile No.:  (714) 549-3244
             Attention:      Michael P. Whalen

        (ii) If to Administrative Agent:

             NationsBank, N.A.
             NationsBank Plaza
             901 Main Street, 64th Floor
             Dallas, Texas  75202

             Telephone No.:  (214) 209-0988
             Telecopier No.: (214) 209-9390
             Attention:      Ms. Roselyn M. Drake
                             Principal

             With a copy to (which is not required for effective delivery as set forth above):

             Donohoe, Jameson & Carroll, P.C.
             3400 Renaissance Tower
             1201 Elm Street
             Dallas, Texas  75270

             Telephone No.:  (214) 698-3814
             Telecopier No.: (214) 744-0231
             Attention:      Melissa Ruman Stewart

       (iii) If to any Lender, to its address shown opposite its signature block on the signature pages hereto, or on any Assignment and Acceptance, or in any other notice to the Borrower and the Administrative Agent, or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

         (c) Effectiveness. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices to Administrative Agent pursuant to Article II shall be effective when received. The Borrower agrees that Administrative Agent shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II, and agrees to indemnify and hold harmless Administrative Agent and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

         11.03. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to Section
11.04 hereof. The Borrower may not assign or transfer its Rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender.

         11.04. Assignments and Participations.

         (a) Each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more transferees pursuant to an Assignment and Acceptance, so long as (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder, provided that any assignment may assign a non-pro rata portion of any of the Revolver

Loan, Term Loan or Special Purpose Loan, (ii) each Assignor shall obtain in each case the prior written consent of Administrative Agent and the Borrower, in each case such consent of the Borrower and the Administrative Agent not to be unreasonably withheld or delayed, provided that (A) in the event there exists an Event of Default that is continuing, no consent of the Borrower shall be required to make an assignment and (B) no consent of the Borrower shall be required for any Lender to assign all or any portion of its Loan to an Affiliate or another existing Lender, (iii) each Assignor shall in each case pay a $3,500 processing fee to Administrative Agent, (iv) no such assignment is for an amount less than $5,000,000 and in increments $1,000,000, provided that, if any such assignment is to an existing Lender, such minimum assignment amounts shall not be required and (v) if any such assignment is a partial assignment, no Lender shall hold less than $5,000,000 immediately after giving effect to any assignment. Assignments and other transfers (except participations) with respect to each Lender's participation in a given Letter of Credit may only be made with the prior written consent of the Administrative Agent. Within five Business Days after Administrative Agent receives notice of any such assignment, the Borrower shall execute and deliver to Administrative Agent, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Applicable Specified Percentages of the Revolver Commitment and/or the Special Purpose Commitment, and/or the outstanding amount of the Term Loan, as applicable. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers. It is specifically agreed by all parties hereto that Lenders may have different percentages for each of the Loans.

         (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i) such Lender's obligations under the Loan Papers shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 11.01(a), (b), (c) and (d) hereof, (v) Obligors, the Administrative Agent, and other Lenders shall continue to deal solely and directly with such Lender in connection with their respective Rights and obligations under the Loan Papers and (vi) no such participation is for an amount less than $5,000,000.

         (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Parent, the Borrower and their Subsidiaries furnished to such Lender by or on behalf of the Parent, the Borrower and their Subsidiaries.

         (d) Notwithstanding any other provision set forth in this Agreement,
(i) any Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and (ii) no participant of any Lender may further assign or participate any of its interest in the Loan Papers to any Person (except as may be required by Law or a Tribunal having authority over such participant).

         11.05. Sharing of Payments. If, after and during the continuance of any Event of Default, any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its pro rata share of payments made by the Borrower in accordance with such Lender's Total Specified Percentage, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment pro rata in accordance with each Lender's Total Specified Percentage with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a pro rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         11.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized (after prior written noticed to the Administrative Agent) at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower, the Parent or any of their Subsidiaries against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Papers, whether or not Administrative Agent or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section 11.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.

         11.07. Costs, Expenses, and Taxes.

         (a) Notwithstanding anything to the contrary in the Loan Papers, the Borrower agrees to pay on demand (i) all costs and expenses of Administrative Agent in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel, FCC counsel, PUC counsel and local counsel, as appropriate,
(ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent in connection with any interpretation, grant and perfection of any Lien, modification, amendment, waiver, release of any Loan Papers, restructuring or work-out and (iii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent and each Lender in connection with any collection of any portion of the Obligations or the enforcement of any Loan Papers during the continuance of an Event of Default.

         (b) In addition, notwithstanding anything to the contrary in the Loan Papers, the Borrower shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Administrative Agent or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this Section 11.07, including any penalty, interest, and expenses relating thereto. All payments by the Borrower or any Restricted

Subsidiary of the Borrower under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Agent or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), including all interest, penalties, or similar liabilities relating thereto. If the Borrower shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Agent or any Lender pursuant to this sentence), Administrative Agent or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with Applicable Law. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 11.07 shall survive the execution of this Agreement, termination of the Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

         11.08. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall any Obligor or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each Obligor, Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Laws, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Agent or Lenders, as appropriate, shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This
Section 11.08 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

         11.09. Severability. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

         11.10. Exceptions to Covenants. No Obligor shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

         11.11. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

         11.12. GOVERNING LAW; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         (b) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION 11.12 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         11.13. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         11.14. Amendment, Restatement, Extension, Renewal and Increase. This Agreement is a renewal and amendment and restatement of the Original Credit Agreement, and, as such, except for the "Obligation" as defined in the Original Credit Agreement (which shall survive, be renewed and restated by the terms of this Agreement), all other terms and provisions supersede in their entirety the Original Credit Agreement. This Agreement is being restated and amended by the Majority Lenders in accordance with the terms of Section 11.01 of the Original Credit Agreement. All subordination agreements, security agreements, pledge agreements, mortgages, deeds of trust and other documents and instruments granting any security interest or assigning any interest in any assets of the Borrower or any Subsidiary to secure the Obligation executed and delivered in connection with this Agreement that restate any previously granted interest shall supersede any subordination agreements, security agreements, pledge agreements, mortgages, deeds of trust and other documents and instruments granting any security interest or assigning any interest in any assets of the Borrower or any Subsidiary that were executed and delivered in connection with the Original Credit Agreement (the "Original Security Documents"), except for the Liens created under the Original Security Documents which shall remain valid, binding and enforceable Liens against the Borrower, the Subsidiaries and each of the other Persons granting any such Liens. All other Original Security Documents shall continue to secure the Obligations as herein defined, and shall be in full force and effect.


================================================================================
             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
================================================================================

        IN WITNESS WHEREOF, this First Amended and Restated Credit Agreement is executed as of the date first set forth above.

THE BORROWER:
                                      IXC COMMUNICATIONS SERVICES, INC.


                                      /s/ James F. Guthrie
                                      ----------------------------------------
                                      By:   James F. Guthrie
                                      Its:  Executive Vice President and Chief
                                            Financial Officer

Agreed and Accepted:

THE PARENT:
                                      IXC COMMUNICATIONS, INC.


                                      /s/ James F. Guthrie
                                      ----------------------------------------
                                      By:   James F. Guthrie
                                      Its:  Executive Vice President and Chief
                                            Financial Officer

ADMINISTRATIVE AGENT:

                                      NATIONSBANK, N.A., as Administrative Agent


                                      /s/ Roselyn M. Drake
                                      ----------------------------------------
                                      By:   Roselyn M. Drake
                                      Its:  Principal

CO-SYNDICATION AGENTS:                CREDIT SUISSE FIRST
                                      BOSTON, as Co-Syndication Agent


                                      /s/ Todd C. Morgan
                                      ----------------------------------------
                                      By:  Todd C. Morgan
                                           -----------------------------------
                                      Its: Director
                                           -----------------------------------

                                      /s/ Bill O'Daly
                                      ----------------------------------------
                                      By:  Bill O'Daly
                                           -----------------------------------
                                      Its: Vice President
                                           -----------------------------------

                                      TD SECURITIES (USA), INC.,
                                      as Co-Syndication Agent


                                      /s/ David Perlman
                                      ----------------------------------------
                                      By:  David Perlman
                                           -----------------------------------
                                      Its:
                                           -----------------------------------

                                      EXPORT DEVELOPMENT CORPORATION,
                                      as Co-Syndication Agent


                                      /s/ Bruce Dunlop
                                      ----------------------------------------
                                      By:  Bruce Dunlop
                                           -----------------------------------
                                      Its: Financial Services Manager
                                           -----------------------------------

                                      /s/ Stephen Davies
                                      ----------------------------------------
                                      By:  Stephen Davies
                                           -----------------------------------
                                      Its: Financial Services Manager
                                           -----------------------------------

LENDERS:


                                     NATIONSBANK, N.A., individually as a Lender
Address:
901 Main Street
64th Floor
Dallas, Texas  75202                 /s/ Roselyn M. Drake
                                     ------------------------------------------
                                     By:   Roselyn M. Drake
                                     Its:  Principal
Attn.:      Roselyn M. Drake
Telephone:  (214) 209-0988
Telecopy:   (214) 209-9390


Revolver Specified Percentage:  21.42857142750%
Term Loan Specified Percentage: 21.42857142750%
Total Specified Percentage:     21.42857142750%

                                      EXPORT DEVELOPMENT CORPORATION,
                                      as a Lender
Address:
151 O'Connor Street, 10th Floor
Ottawa, ON K1A 1K3
                                      /s/ Bruce Dunlop
                                      ----------------------------------------
                                      By:  Bruce Dunlop
                                           -----------------------------------
                                      Its: Financial Services Manager
                                           -----------------------------------
Attn:      Bruce Dunlop
Telephone: (613) 598-3034
Telecopy:  (613) 598-6858             /s/ Stephen Davies
                                      ----------------------------------------
                                      By:  Stephen Davies
                                           -----------------------------------
                                      Its: Financial Services Manager
                                           -----------------------------------


Revolver Specified Percentage:  21.42857142750%
Term Loan Specified Percentage: 21.42857142750%
Total Specified Percentage:     21.42857142750%

                                      CREDIT SUISSE FIRST
                                      BOSTON, as a Lender
Address:
11 Madison Avenue
New York, New York 10010
                                      /s/ Todd C. Morgan
                                      ----------------------------------------
                                      By:  Todd C. Morgan
                                           -----------------------------------
                                      Its: Director
                                           -----------------------------------
Attn:      Jeffrey Howe
Telephone: (212) 325-9102
Telecopy:  (212) 325-6695
                                      /s/ Bill O'Daly
                                      ----------------------------------------
                                      By:  Bill O'Daly
                                           -----------------------------------
                                      Its: Vice President
                                           -----------------------------------


Revolver Specified Percentage:  10.00000000000%
Term Loan Specified Percentage: 10.00000000000%
Total Specified Percentage:     10.00000000000%

                                      TORONTO DOMINION (TEXAS), INC., as a
                                      Lender
Address:
909 Fannin Street, Suite 1700
Houston, Texas 77010
                                      /s/ Carol Brandt
                                      ----------------------------------------
                                      By:  Carol Brandt
                                           -----------------------------------
                                      Its: Vice President
                                           -----------------------------------
Attn:      Carol Brandt
Telephone: (713) 653-8204
Telecopy:  (713) 951-9921


Revolver Specified Percentage:  11.42857143000%
Term Loan Specified Percentage: 11.42857143000%
Total Specified Percentage:     11.42857143000%

                                      THE BANK OF NEW YORK, as a Lender
Address:
One Wall Street, 16th Floor
New York, New York 10286
                                      /s/ Gary Granovsky
                                      ----------------------------------------
                                      By:  Gary Granovsky
                                           -----------------------------------
                                      Its: Vice President
                                           -----------------------------------
Attn:      Gerry Grenovsky
Telephone: (212) 635-8615
Telecopy:  (212) 635-8593


Revolver Specified Percentage:  7.14285714500%
Term Loan Specified Percentage: 7.14285714500%
Total Specified Percentage:     7.14285714500%

                                      BANK OF MONTREAL, as a Lender
Address:
430 Park Avenue
New York, New York 10022
                                      /s/ Ola Anderssen
                                      ----------------------------------------
                                      By:  Ola Anderssen
                                           -----------------------------------
                                      Its: Director
                                           -----------------------------------
Attn:      Ola Anderssen
Telephone: (212) 605-1453
Telecopy:  (212) 605-1648


Revolver Specified Percentage:  4.28571428500%
Term Loan Specified Percentage: 4.28571428500%
Total Specified Percentage:     4.28571428500%

                                      BANK OF NOVA SCOTIA, as a Lender
Address:
One Liberty Plaza, 26th Floor
New York, New York 10006
                                      /s/ Vincent J. Fitzgerald
                                      ----------------------------------------
                                      By:  Vincent J. Fitzgerald
                                           -----------------------------------
                                      Its: Authorized Secretary
                                           -----------------------------------
Attn:      Steve Levi
Telephone: (212) 225-5039
Telecopy:  (212) 225-5091


Revolver Specified Percentage:  4.28571428500%
Term Loan Specified Percentage: 4.28571428500%
Total Specified Percentage:     4.28571428500%

                                      BANK AUSTRIA CREDITANSTALT
                                      CORPORATE FINANCE, INC., as a Lender
Address:
Two Ravinia Drive, Suite 1680
Atlanta, Georgia 30346
                                      /s/ Gary Andresen
                                      ----------------------------------------
                                      By:  Gary Andresen
                                           -----------------------------------
                                      Its: Associate
                                           -----------------------------------
Attn:      Carl Drake
Telephone: (770) 390-1850
Telecopy:  (770) 390-1851
                                      /s/ Robert M. Biringer
                                      ----------------------------------------
                                      By:  Robert M. Biringer
                                           -----------------------------------
                                      Its: Executive Vice President
                                           -----------------------------------


Revolver Specified Percentage:  4.28571428500%
Term Loan Specified Percentage: 4.28571428500%
Total Specified Percentage:     4.28571428500%

                                      NATIONAL WESTMINSTER BANK PLC, as a
                                      Lender
Address:
c/o Greenwich Capital Markets         By: Natwest Capital Markets Ltd., its
600 Steamboat Road                        agent
Greenwich, CT  06830
                                      By: Greenwich Capital Markets, Inc., its
                                          agent


                                      /s/ Richard J. Jacoby
                                      ----------------------------------------
                                      By:  Richard J. Jacoby
                                           -----------------------------------
                                      Its: Assistant Vice President
                                           -----------------------------------
Attn:      Rick Jacoby
Telephone: (203) 618-2510
Telecopy:  (203) 618-2520


Revolver Specified Percentage:  2.85714285500%
Term Loan Specified Percentage: 2.85714285500%
Total Specified Percentage:     2.85714285500%

                                      THE INDUSTRIAL BANK OF JAPAN,
                                      LIMITED, NEW YORK BRANCH, as a Lender
Address:
1251 Avenue of the Americas
New York, New York  10020-1104        /s/ William Kennedy
                                      ----------------------------------------
                                      By:  William Kennedy
                                           -----------------------------------
                                      Its: Senior Vice President
                                           -----------------------------------
Attn:      Christian Giordano
Telephone: (212) 282-3515
Telecopy:  (212) 282-4486


Revolver Specified Percentage:  4.28571428500%
Term Loan Specified Percentage: 3.21428571500%
Total Specified Percentage:     5.71428571500%

                                      BANK OF TOKYO-MITSUBISHI TRUST
                                      COMPANY, as a Lender
Address:
1251 Avenue of the Americas
New York, New York  10020-1104        /s/ Emile Elnems
                                      ----------------------------------------
                                      By:  Emile Elnems
                                           -----------------------------------
                                      Its: Vice President
                                           -----------------------------------
Attn:      Emile Elnems
Telephone: (212) 782-4310
Telecopy:  (212) 782-5650


Revolver Specified Percentage:  4.28571428500%
Term Loan Specified Percentage: 4.28571428500%
Total Specified Percentage:     4.28571428500%

                                      BANK OF HAWAII, as a Lender
Address:
1850 North Central Avenue
Suite 400
Phoenix, Arizona  85004               /s/ Eric N. Pelletier
                                      ----------------------------------------
                                      By:  Eric N. Pelletier
                                           -----------------------------------
                                      Its: Vice President
                                           -----------------------------------
Attn:      Eric Pelletier
Telephone: (602) 257-2485
Telecopy:  (602) 257-2235


Revolver Specified Percentage:  2.85714286000%
Term Loan Specified Percentage: 2.85714286000%
Total Specified Percentage:     2.85714286000%

                                      KZH CNC LLC, as a Lender
Address:
c/o The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York  10001             /s/ Virginia Conway
                                      ----------------------------------------
                                      By:  Virginia Conway
                                           -----------------------------------
                                      Its: Authorized Agent
                                           -----------------------------------
Attn:      Virginia Conway
Telephone: (212) 946-7575
Telecopy:  (212) 946-7776


Revolver Specified Percentage:  0.00000000000%
Term Loan Specified Percentage: 2.50000000000%
Total Specified Percentage:     1.42857142950%